                                   EXHIBIT 4.5

                                                                  LTC PARTNERS V

                            AMENDMENT TO AGREEMENT OF
                             LIMITED PARTNERSHIP OF
                              LTC PARTNERS V, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

      This AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP OF LTC PARTNERS V, L.P. (this "Amendment") is dated as of the 1st day of January, 1999, and is made with reference to the following facts:

                                    RECITALS

      A. WHEREAS, that certain Amended and Restated Agreement of Limited Partnership ("Partnership Agreement") of LTC Partners V, L.P. ("Partnership"), dated June 13, 1996, was entered into by and between LTC GP II, Inc., a Delaware corporation ("General Partner"), and those persons listed on Schedule B attached to the Partnership Agreement (collectively "Limited Partners").

      B. WHEREAS, pursuant to Article 8.3 of the Partnership Agreement, each of the Limited Partners are deemed to have consented to any transfer of a "Partnership Interest" (as that term is defined in the Partnership Agreement) consented to by the General Partner and to the admission of an assignee as a substitute Limited Partner permitted by the General Partner. Further, the General Partner is authorized by Article 8.3, on behalf of each of the Limited Partners, to amend the Partnership Agreement (including the schedules attached thereto), to reflect the admission of any transferee of a Partnership Interest as a substituted Limited Partner.

      C. WHEREAS, one of the Limited Partners, the Sidney Luckman Revocable Trust ("Luckman Trust"), pursuant to an Exchange Rights Agreement of even date herewith among the Partnership, the General Partner, the Original Limited Partners and LTC Properties, Inc., has transferred its Partnership Interest to LTC, and LTC has accepted such transfer. The General Partner has consented to such transfer and to the admission of LTC as a substituted Limited Partner in place and instead of the Luckman Trust, and the General Partner desires to amend the Partnership Agreement to reflect the admission of LTC as a substituted Limited Partner.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the General Partner and LTC hereby agree as follows:

      1. DEFINITIONS; RECITALS. The terms used herein shall have the same meaning as defined in the Partnership Agreement unless a different meaning is expressly provided for herein. The Recitals are hereby incorporated into, and form a part of, this Amendment.

      2. AMENDMENT OF SCHEDULE B. The General Partner hereby amends the Partnership Agreement by inserting LTC in place and instead of the Luckman Trust, and the term "Limited Partner" as defined in the Partnership Agreement, and for all purposes thereunder, shall include LTC, and exclude the Luckman Trust.

      3. REPRESENTATIONS AND WARRANTIES OF LTC. As required by Article 8.2 of the Partnership Agreement, LTC hereby represents, warrants and agrees as follows:

            (a)   LTC has a current net worth in excess of $ 1,000,000.00; and

            (b) LTC is acquiring the Partnership Interest as a principal for its own account, for investment purposes only and not with a view to or for sale in connection with any distribution of such Partnership Interest.

      4. EFFECTIVE DATE OF AMENDMENT. This Amendment shall be effective as of January 1, 1999.

      5. NO FURTHER INTEREST OF THE LUCKMAN TRUST. By virtue of the assignment by the Luckman Trust of its entire Partnership Interest, the Luckman Trust has no further right, title or interest in the Partnership or under the Partnership Agreement. However, nothing contained herein, or in any other agreement, shall release or otherwise affect the liability of the Luckman Trust for matters arising prior to the Luckman Trust's assignment of its Partnership Interest to LTC.

      6. NO OTHER MODIFICATIONS. Except as specifically modified herein, the Partnership Agreement shall remain unmodified and in full force and effect.

      IN WITNESS WHEREOF, the General Partner and LTC have executed this Amendment as of the date first written above.

GENERAL PARTNER:                           LTC GP II, INC.,
                                           A DELAWARE CORPORATION

                                           By: /s/ James J. Pieczynski
                                              ----------------------------------
                                           Name: JAMES J. PIECZYNSKI
                                           Its: PRESIDENT & CEO

LTC:                                       LTC PROPERTIES, INC.,
                                           A MARYLAND CORPORATION

                                           By: /s/ Raad K. Shawaf
                                              ----------------------------------
                                           Name: RAAD K. SHAWAF
                                           Its: SR. VP & GENERAL COUNSEL

               AMENDMENT NO. 1 TO AMENDED AND RESTATED AGREEMENT
                 OF LIMITED PARTNERSHIP OF LTC PARTNERS V, L.P.

            THIS FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF LTC PARTNERS, V, L.P. dated as of June 13, 1996 (the
"Partnership Agreement") is made and entered into this 30th day of January, 1998 by and among the undersigned parties with respect to the following:

            The undersigned desire to amend the Partnership Agreement to provide for procedures with respect to the pledge by KAPRI Associates and Don A. Karchmer of their interests in the Partnership formed pursuant to the Partnership Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Partnership Agreement is hereby amended as follows:

            1.    The following Section 8.6 is hereby added to the Agreement:

                  8.6 Any purchaser at a foreclosure sale of the Partnership interests or Units owned by KAPRI Associates, an Oklahoma general partnership ("KAPRI"), and/or Don A. Karchmer, an individual ("Karchmer"), which have been pledged to Midfirst Bank, shall be entitled to the rights of an assignee as described in Section 8.3(b) hereof but not the rights of a Limited Partner unless and until such assignee becomes a substituted Limited Partner pursuant to the terms and conditions of Article 8 hereof. In addition such assignee shall be entitled to tender the Units attributable to the foreclosed Partnership Interests under the Exchange Rights Agreement in accordance with Section 6.2 of the Exchange Rights Agreement. Upon the consummation of such exchange pursuant to the Exchange Rights Agreement, Karchmer and/or KAPRI, whose Units have been so exchanged, at the discretion of LTC and the General Partner, without Karchmer and/or KAPRI being required to take any action, shall cease to be a Limited Partner as to those exchanged Units, and LTC shall become a substitute Limited Partner as to such exchanged Units.

            2. Except as provided herein to the contrary the Partnership Agreement shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed this First Amendment the day and year first written above.

GENERAL PARTNER:                              LTC GP II, INC.,  a  Delaware
                                              corporation

                                              By /s/ Pamela J. Privett
                                                --------------------------------
                                                           Senior Vice President

LIMITED PARTNERS:                             KAPRI ASSOCIATES

                                              By /s/ Don A. Karchmer
                                                --------------------------------
                                                                 General Partner

                                              /s/ Don A. Karchmer
                                              ----------------------------------
                                              DON A. KARCHMER

                                              /s/ Zev Karkomi
                                              ----------------------------------
                                              ZEV KARKOMI

                                              SIDNEY LUCKMAN REVOCABLE TRUST

                                              By /s/ Sidney Luckman
                                                --------------------------------
                                                Sidney Luckman, Trustee

                                              By /s/ Peter Kamberos
                                              ----------------------------------
                                              PETER KAMBEROS

                                              ROBERT J. BLOCK REVOCABLE LIVING
                                              TRUST

                                              By /s/ Robert J. Block
                                                --------------------------------
                                                Robert J. Block, Trustee

                                              LOUISE BUSSIAN BLOCK REVOCABLE
                                              LIVING TRUST

                                              By /s/ Louise B. Block
                                                --------------------------------
                                                Louise B. Block, Trustee

                                              /s/ Maria Pappas
                                              ----------------------------------
                                              MARIA PAPPAS

                              AMENDED AND RESTATED

                                  AGREEMENT OF

                             LIMITED PARTNERSHIP OF

                              LTC PARTNERS V, L.P.

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

Florida

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES ACT. EACH OFFEREE WHO IS A FLORIDA RESIDENT SHOULD BE AWARE THAT
SECTION 517.061(11)(A)(5) OF THE FLORIDA SECURITIES ACT PROVIDES, IN RELEVANT PART AS FOLLOWS: WHEN SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA, ANY SALE IN FLORIDA MADE PURSUANT TO SECTION 517.061 (11)(A) IS VOIDABLE BY THE PURCHASER IN SUCH SALE EITHER WITHIN 3 DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN 3 DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER. THE AVAILABILITY OF THE PRIVILEGE TO VOID SALES PURSUANT TO SECTION 517.061(11) IS HEREBY COMMUNICATED TO EACH FLORIDA OFFEREE.

Illinois

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECRETARY OF STATE OF ILLINOIS OR THE STATE OF ILLINOIS, NOR HAS THE SECRETARY OF STATE OF ILLINOIS OR THE STATE OF ILLINOIS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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

                                TABLE OF CONTENTS

                                                                                      Page No.
                                                                                      --------
ARTICLE 1. Definitions .............................................................      1

ARTICLE 2. Formation and Business of the Partnership; Filings ......................      9
     2.1   Formation ...............................................................      9
     2.2   Name ....................................................................      9
     2.3   Business ................................................................      9
     2.4   REIT Requirements .......................................................      9
     2.5   Principal Place of Business .............................................      9
     2.6   Registered Agent and Registered Office ..................................     10
     2.7   Term ....................................................................     10
     2.8   Filings .................................................................     10
     2.9   Power of Attorney .......................................................     10

ARTICLE 3. Partners and Partnership Interests; Capital Contributions ...............     11
     3.1   Partners ................................................................     11
     3.2   Initial Capital Contributions ...........................................     11
     3.4   Capital Accounts ........................................................     11
     3.5   No Interest on or Return of Capital Contribution ........................     12
     3.6   Units ...................................................................     12

ARTICLE 4. Allocations of Partnership Items ........................................     13
     4.1   Allocation of Profits and Losses ........................................     13
     4.2   Special Allocations .....................................................     14
     4.3   Curative Allocations ....................................................     15
     4.4   Tax Allocations .........................................................     16
     4.5   Varying Interests .......................................................     17
     4.6   Allocations Between Transferor and Transferee ...........................     17

ARTICLE 5. Distributions ...........................................................     17
     5.1   Distributions ...........................................................     17
     5.2   Certain Loans and Offset ................................................     18
     5.3   REIT Distribution Requirements ..........................................     18
     5.4   Limitations on Distributions ............................................     18
     5.5   Distributions Upon Liquidation ..........................................     19

ARTICLE 6. Management of the Partnership ...........................................     19
     6.1   Rights, Powers and Duties of General Partner ............................     19
     6.2   Delegation of Authority .................................................     22
     6.3   Reliance by Third Parties ...............................................     22
     6.4   Limitation on Authority of the General Partner ..........................     22
     6.5   Payment of Partnership Expenses; Reimbursement of General Partner .......     23
     6.6   Compensation of the General Partner .....................................     23
     6.7   Loans by Partners or Affiliates to the Partnership ......................     23
     6.8   Title to Partnership Assets .............................................     24
     6.9   Liability of the General Partner ........................................     24
     6.10  Other Matters Concerning the General Partner ............................     24
     6.11  Outside Activities ......................................................     25
     6.12  Limited Partners                                                              25

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

                                                                                       Page No.
                                                                                       --------
ARTICLE 7.  Books and Records; Tax Matters ..........................................     26
     7.1    Books and Records .......................................................     26
     7.2    Reports .................................................................     26
     7.3    Code Elections and Tax Audits ...........................................     26

ARTICLE 8.  Transfers of Partnership Interests; Admission of Substitute or Additional
            Limited Partners ........................................................     27
     8.1    General Partner .........................................................     27
     8.2    Purchase for Investment .................................................     27
     8.3    Restrictions on Transfer of Limited Partnership Interests ...............     28
     8.4    Certain Restrictions on Transfer ........................................     29
     8.5    Effective Dates of Transfers ............................................     29

ARTICLE 9.  Dissolution, Liquidation and Winding-Up .................................     30
     9.1    Events of Dissolution; Winding Up .......................................     30
     9.2    Cancellation of Certificate of Limited Partnership ......................     31
     9.3    Return of Capital .......................................................     31

ARTICLE 10. Miscellaneous ...........................................................     31
     10.1   Notices .................................................................     31
     10.2   Successors and Assigns ..................................................     32
     10.3   Amendments ..............................................................     32
     10.4   Waiver of Partition .....................................................     32
     10.5   Waivers .................................................................     32
     10.6   Entire Agreement ........................................................     32
     10.7   Interpretation ..........................................................     32
     10.8   Counterparts ............................................................     32
     10.9   Applicable Law ..........................................................     32
     10.10  Partial Invalidity ......................................................     33
     10.11  No Third Party Rights ...................................................     33
     10.12  Compliance with Laws ....................................................     33
     10.13  Confidentiality .........................................................     33
     10.14  Valid and Binding Agreement .............................................     34

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


                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                              LTC PARTNERS V, L. P.

            THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this "Agreement") is made and entered into as of the 13th day of June, 1996, by and among LTC GP II, Inc., a Delaware corporation ("LTC Subsidiary"), and the persons listed on the signature page hereto under the caption "Limited Partners" (the "Original Limited Partners"), pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act.

            WHEREAS, LTC Partners V, L.P. (as further defined below, the "Partnership") was formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act pursuant to a Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware on May 14, 1996, and is governed by an agreement of limited partnership (the "Original Agreement") between LTC Subsidiary as the general partner of the Partnership (as further defined below, the "General Partner") and Park Villa Corporation, a Delaware corporation, as the initial limited partner of the Partnership (the "Initial Limited Partner");

            WHEREAS, in connection with the Partnership's acquisition of two nursing home facilities currently owned by Seller (as defined below), the General Partner and the Initial Limited Partner desire to (i) provide for the withdrawal of the Initial Limited Partner, (ii) admit the Original Limited Partners to the Partnership as Limited Partners, and (iii) amend and restate the Original Agreement in its entirety;

            NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Original Agreement is hereby amended to read in its entirety as follows:

      ARTICLE 1. Definitions

            As used in this Agreement, the following terms and phrases have the meanings set forth below:

            "Accountants" means such firm of independent certified public accountants as may be selected by the General Partner on behalf of the Partnership to audit the financial books and records of the Partnership and to prepare statements and reports in connection therewith. The Limited Partners acknowledge and expressly agree that the Accountants may be LTC Subsidiary's and LTC's accountants, and initially will be Ernst & Young, LLP.

            "Act" means the Delaware Revised Uniform Limited Partnership Act, as amended and as the same may be further amended from time to time, together with any successor thereto.

            "Adjusted Capital Account Deficit" means, with respect to any Partner other than the General Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of any relevant Fiscal Year and after
(i) crediting to such Capital Account all amounts, if any, that such Partner (A) is obligated or treated as obligated to restore with respect to any deficit balance in such Capital Account pursuant to Section 1.704-1(b)(2)(ii)(c) of the Regulations, or (B) is deemed to be obligated to restore with respect to any deficit balance pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) debiting to such

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


Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations. The foregoing definition of "Adjusted Capital Account Deficit" is intended to comply with the requirements of the alternate test for economic effect contained in Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

            "Affected Gain" has the meaning set forth in subsection 4.4(b) hereof.

            "Affiliate" means, when used with reference to a specified Person:
(i) if such Person is an individual, any member of the Immediate Family of such Person; (ii) if such Person is a trust, any trustee or beneficiary of that Person; or (iii) any Person that, directly or indirectly, Controls, is Controlled by or is under common Control with, the specified Person, including, without limitation, any Person that beneficially owns, directly or indirectly, 5% of more of the outstanding shares of capital stock or other equity securities of that Person, that is an officer, director or partner of, or serves in a similar capacity with respect to, such Person or of which such specified Person is an officer, director or partner or serves in a similar capacity.

            "Agreement" means this Agreement of Limited Partnership, as from time to time amended, supplemented or otherwise modified or restated from time to time.

            "Allocated Purchase Price" means, as to each of the Facilities, the amount set forth with respect to that asset on Schedule A hereto, including, with respect to any indebtedness the principal amount of which is included in such Allocated Purchase Price, any extension, renewal or refinancing of such principal amount.

            "Bankruptcy" means, with respect to any Person: (i) the filing by such Person of a petition for relief, or the commencement by such Person of a case or other proceeding seeking relief, under any provision of the federal Bankruptcy Code or any other federal or state law relating to insolvency, bankruptcy or reorganization; (ii) the filing against such Person of any such petition or the commencement against such Person of any such proceeding (including, but not limited to, a petition or application for the appointment of a receiver or a trustee for such Person or a substantial part of such Person's assets), unless such petition or proceeding is dismissed within 90 days from the date of such filing or commencement; (iii) in the case of a petition or proceeding described in clause (ii) above, the filing of an answer by such Person admitting the allegations of such petition or the taking by such Person of any action indicating such Person's approval of or acquiescence in any such proceeding; (iv) an adjudication that such Person is insolvent or bankrupt; or
(v) the entry of an order for relief under the federal Bankruptcy Code with respect to such Person.

            "Acquired Assets" means the assets previously owned by Seller and in which an undivided ownership interest is being acquired by the Partnership pursuant to the Contribution Agreement.

            A "business day" means any day that is not a Saturday, Sunday or a day on which banking institutions in the States of California or Illinois are authorized or obligated by law or executive order to close.

            "Capital Account" means, as to any Partner, the account maintained under Section 3.4 hereof with respect to the Partnership Interest held by such Partner.

            "Capital Contribution" means, with respect to any Partner, the total amount of cash and the initial Gross Asset Value of all other property, if any, contributed to the Partnership by

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                                       2
that Partner or the predecessor holder(s) of that Partnership Interest, less the aggregate amount of Contributed Debt attributable to such Partner.

            "Capital Expenditures" means any and all payments made directly or indirectly for the purpose of acquiring or constructing or restoring real property, fixed assets or equipment that in accordance with GAAP would be treated as a debit to the fixed asset account of the Partnership, including without limitation amounts paid or payable as principal under any conditional sale or other title retention agreement or under any lease or other periodic payment arrangement or agreement that is of such a nature that payment obligations of the lessee or obligor thereunder would be required by GAAP to be capitalized and shown as a liability on the balance sheet of the lessee or obligor.

            "Cash Flow from Operations" means for any Distribution Period, an amount equal to the excess, if any, of (i) the rents and all other revenues that are received by the Partnership during that Distribution Period and that the Partnership is entitled to retain and use for its own purposes, over (ii) the total amount paid or payable by the Partnership with respect to that Distribution Period for the following purposes: (A) to pay the Preferred Return,
(B) to pay principal, interest or other amounts due in respect of indebtedness owed by the Partnership or secured by the Partnership's assets, including without limitation indebtedness to the General Partner or LTC, (C) for Capital Expenditures with respect to the Acquired Assets (excluding for purposes of this clause (ii) all Capital Expenditures paid for by incurring new indebtedness), and (D) to pay costs and expenses incurred in operating the Partnership and for Partnership general and administrative expenses as determined by the General Partner in accordance with GAAP.

            "Certificate" means the Certificate of Limited Partnership establishing the Partnership, as filed with the office of the Delaware Secretary of State pursuant to the Act and as the same may be amended from time to time.

            "Closing Date" means the date on which the Closing (as defined in the Contribution Agreement) occurs.

            "Code" means the United States Internal Revenue Code of 1986, as amended and as the same is further amended from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific provision of the Code shall be deemed to include a reference to any corresponding provision of any succeeding law.

            "Confidential Information" has the meaning set forth in subsection 10.13(a) hereof.

            "Contributed Debt" means, with respect to any Partner, the aggregate principal amount of indebtedness (and all accrued fees or interest related thereto, if any) (i) that has been assigned by or otherwise transferred by that Partner to the Partnership or that the Partnership shall have otherwise become obligated to pay (including, without limitation, by way of guarantee, endorsement or other contingent promise), or (ii) to which any property contributed to the Partnership by, or otherwise attributable to, that Partner is subject.

            "Contribution Agreement" means that certain Agreement Regarding Contribution of Undivided Interests in Nursing Home Facilities dated as of June 14, 1996, between the Partnership and Seller.

            "Control" means the ability, whether by the direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing partner of a partnership or to otherwise select, or to have the

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                                       3
power to remove and then select, a majority of those Persons exercising governing authority over an entity. In the case of a limited partnership, the sole general partner, each of the general partners to the extent each has equal management authority, or if such general partners do not have equal management authority, the managing general partner or each managing general partner shall be deemed to Control of such partnership; in the case of a trust, each trustee thereof and each Person having the right to select any such trustee shall be deemed to Control of such trust.

            "Depreciation" means, with respect to any asset of the Partnership for any Fiscal Year, the depreciation, amortization or other cost recovery deduction allowed or allowable for federal income tax purposes in respect of such asset for such Fiscal Year; provided, however, that if the Gross Asset Value of an asset differs from its adjusted tax basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis and provided, further, that if such adjusted tax basis is zero, Depreciation shall be determined with respect to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

            "Distribution Period" means as to each Fiscal Year, the period of six calendar months that begins on January 1 or July 1 of that Fiscal Year, except that the first Distribution Period shall begin on the Closing Date and end on June 30, 1996.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and as in effect from time to time, as interpreted by the applicable regulations thereunder (or, with respect to any provision of that statute referred to herein, any corresponding provision of any succeeding law).

            "Exchange Rights Agreement" means that certain Exchange Rights Agreement dated as of the date hereof, among LTC, the Partnership, LTC Subsidiary and the Original Limited Partners.

            "Facilities" means each of (i) the nursing home facility commonly known as Golden Age Manor and located at 8810 Long Point Road, Houston, TX and
(ii) the nursing home facility commonly known as Windsor Place and located at 6563 Sands Point Road, Houston, TX.

            "Fiscal Year" means the annual accounting period ending on December 31 of each calendar year or, if different, the last day of the Partnership's taxable year.

            "GAAP" means generally accepted accounting principles as in effect from time to time.

            "Gain on Sale" means as to any Facility sold by the Partnership, the excess of the Sale Proceeds from that Sale over the Sales Price of that Facility.

            "General Partner" means LTC Subsidiary and each other Person (including, but not limited to, LTC Subsidiary's successors and assigns), if any, that after the date hereof becomes a general partner of the Partnership in accordance with the terms hereof, in each case in such Person's capacity as such general partner.

            "Gross Asset Value" means, with respect to any asset, such asset's adjusted basis for federal income tax purposes, except as follows:

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                                       4

                  (a) The initial Gross Asset Values of the assets contributed on behalf of the Original Limited Partners to the Partnership pursuant to
      Section 3.2 hereof are set forth on Schedule B hereto; and the initial Gross Asset Value of any asset contributed by a Partner to the Partnership after the Closing Date shall be the gross fair market value of such asset at the time of such asset's contribution, as determined by the General Partner;

                  (b) The Gross Asset Values of all Partnership assets at the election of the General Partner may be adjusted to equal their respective gross fair market values, as determined by the General Partner, immediately prior to the following events:

                        (i) a Capital Contribution (other than a de minimis Capital Contribution) is made to the Partnership by a new or existing Partner as consideration for the acquisition of a (or an additional) Partnership Interest;

                        (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for the redemption of a Partnership Interest;

                        (iii) the liquidation of the Partnership within the
            meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations; and

                        (iv) any other event as to which the General Partner determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Partners.

                  (c) The Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution as determined by the General Partner based upon an appraisal or other appropriate valuation prepared by an independent third party experienced in valuing assets of that kind.

                  (d) The Gross Asset Value of a Partnership asset shall be increased (or decreased) to reflect any adjustment to the adjusted basis of such asset pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustment is taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations; provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent that the General Partner determines that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

            If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraphs (a), (b) or (d) immediately above, such Gross Asset Value thereafter shall be adjusted by the Depreciation subsequently taken into account with respect to such asset for purposes of computing Profits and Losses. Any adjustment to the Gross Asset Value of any item of Partnership property shall require an adjustment to the Capital Accounts.

            "Immediate Family" means, with respect to any individual, such Person's spouse (then current or former), parents, brothers and sisters, children and grandchildren (including in each case by adoption) and other lineal descendants.

            "Indemnitee" has the meaning set forth in subsection 6.9(a) hereof.

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            "Limited Partners" means each of the Original Limited Partners and each other Person, if any, who after the date of this Agreement executes a counterpart hereof and becomes a limited partner of the Partnership pursuant to
Section 8.3 hereof, in each case in such Person's capacity as a limited partner of the Partnership.

            "Loan Agreement" means that certain Agreement to Loan of even date herewith made by LTC Subsidiary in favor of the Original Limited Partners.

            "LTC" means LTC Properties, Inc., a Maryland corporation.

            "Majority-in-Interest of the Limited Partners" means Limited Partner(s) who hold in the aggregate more than 50% of the Partnership Interests then allocable to and held by the Limited Partners as a class.

            "Minimum Gain Attributable to Partner Nonrecourse Debt" means "partner nonrecourse debt minimum gain" as determined in accordance with Section 1.704-2(i)(2) of the Regulations.

            "Nonrecourse Deductions" has the meaning set forth in Sections 1.704-2(b)(1) and (c) of the Regulations and shall be determined in accordance with Section 1.704-2(c) of the Regulations.

            "Nonrecourse Liabilities" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

            "Partner Nonrecourse Debt" has the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

            "Partner Nonrecourse Deductions" has the meaning set forth in
Section 1.704-2(i)(2) of the Regulations and the amount of Partner Nonrecourse Deductions with respect to particular Partner Nonrecourse Debt shall be determined in accordance with the rules of Section 1.704-2(i) of the Regulations.

            "Partners" means the General Partner and the Limited Partners, in their respective capacities as such.

            "Partnership" means the limited partnership formed under the Act pursuant to this Agreement and any successor thereto.

            "Partnership Interest" means the ownership interest in the Partnership representing a Capital Contribution, and includes any and all benefits to which the holder of such a Partnership Interest may be entitled pursuant to this Agreement, together with all obligations of such Person to comply with the terms and conditions of this Agreement.

            "Partnership Minimum Gain" has the meaning set forth in Section 1.704-2(b)(2) of the Regulations, and the amount of Partnership Minimum Gain (and any net increase or decrease thereof) for a Fiscal Year shall be determined in accordance with Section 1.704-2(d) of the Regulations.

            "Partnership Record Date" means the record date established by the General Partner for the distribution of Partnership cash pursuant to Section 5.1 hereof.

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            "Person" means any natural person, sole proprietorship, corporation, general or limited partnership, limited liability company, trust, business trust, real estate investment trust, joint venture, association, unincorporated organization or other form of entity.

            "Preferred Return" means an amount equal to a 10% per annum return on the capital contributed to the Partnership by the Limited Partners pursuant to subsection 3.2(b) hereof and not theretofore returned to the Limited Partners. The Preferred Return shall be calculated on a daily basis on the basis of a 360-day year and shall be cumulative but not compounded.

            "Profits," "Loss" or "Losses" means, for any period, an amount equal to the Partnerships's taxable income or loss for such period as determined for federal income tax purposes by the Accountants, determined in accordance with Sections 703(a) and 704(b) of the Code (with, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a) of the Code included in taxable income or loss), with the following adjustments:

                  (a) All income of the Partnership, if any, that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

                  (b) All expenditures of the Partnership, if any, described in Section 705(a)(2)(B) of the Code (including amounts paid or incurred to organize the Partnership (unless an election is made pursuant to Section 709(b) of the Code) or to promote the sale of interests in the Partnership and by treating deductions for losses incurred in connection with the sale or exchange of Partnership property disallowed pursuant to Section 267(a)(1) or Section 707(b) of the Code, if any, as expenditures described in Section 705(a)(2)(B) of the Code) and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be subtracted from such taxable income or loss;

                  (c) In lieu of depreciation, amortization and other cost recovery deductions taken into account in computing total income or loss, there shall be taken into account Depreciation for such period;

                  (d) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of such property rather than its adjusted tax basis;

                  (e) In the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to this Agreement, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses, and to the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or Section 743(b) of the Code is required by Sections 1.704-1(b)(2)(iv)((m)(2) or (4) of the Regulations to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's Partnership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) for purposes of computing Profits or Losses and adjusting the Capital Accounts; and

                  (f) All items specially allocated pursuant to Sections 4.2 or 4.3 hereof shall not be taken into account in computing Profits or Losses.

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The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Sections 4.2 and 4.3 hereof shall be determined by applying rules analogous to those set forth in paragraphs
(a) through (f) immediately above.

            "Regulations" means the income tax regulations promulgated under the Code, whether in final or temporary form, as amended and as the same may hereafter be amended from time to time (including corresponding provisions of succeeding regulations).

            "Regulatory Allocations" has the meaning set forth in Section 4.3 hereof.

            "REIT" means a real estate investment trust as defined in Section 856 of the Code.

            "REIT Requirements" means the requirements (i) for LTC to qualify as a REIT under the Code and Regulations and to avoid any federal income or excise tax liability; and (ii) for the General Partner to qualify as a "qualified REIT subsidiary" under the Code and the Regulations. "REIT Requirements" also includes the ownership limitation provisions set forth in LTC's certificate of incorporation.

            "REIT Shares" means the shares of common stock, par value $.01 per share, of LTC.

            "Restricted Entity" means any "employee benefit plan" as defined in and subject to ERISA, any "plan" as defined in and subject to Section 4975 of the Code, or any entity any portion or all of the assets of which are deemed pursuant to United States Department of Labor Regulation Section 2510.3-101 or otherwise pursuant to ERISA or the Code to be, for any purpose of ERISA or
Section 4975 of the Code, assets of any such "employee benefit plan" or "plan" that invests in such entity.

            "Sale" means any sale or other disposition for value of all or substantially all of the assets that make up a Facility, but does not include any borrowing by the Partnership that is secured by all or a portion of such assets.

            "Sale Expenses" means costs and expenses incurred by the Partnership in connection with a Sale, including fees and expenses of attorneys, accountants, appraisers and brokers, sales and transfer taxes, insurance costs and other expenses; provided, however, that Sale Expenses do not included payments of principal, interest or other amounts due from the Partnership as a result of such Sale in respect of indebtedness secured by the Facility sold.

            "Sale Price" means, as to any Sale, the sum of (x) the Allocated Purchase Price of that Facility, (y) the total amount of Capital Expenditures made with respect to that Facility prior to the Sale and (z) the Sale Expenses incurred by the Partnership in connection with that Sale. Sale Price and Sale Expenses shall be determined on an aggregate basis with respect to any two or more Facilities sold to a single purchaser (or group of affiliated purchasers) in one or a series of related transactions.

            "Sale Proceeds" means, as to any Sale, the total proceeds actually received by the Partnership from that Sale either in cash or through the assumption of debt. Sale Proceeds shall be calculated on an aggregate basis with respect to any two or more Facilities sold to a single purchaser (or group of affiliated purchasers) in one or a series of related transactions.

            "Seller" means Houston Nursing Home Associates Limited Partnership, a Texas limited partnership.

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            "Tax Items" has the meaning set forth in subsection 4.4(a) hereof.

            "Termination Date" means September 29, 2040.

            "Transfer," when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction by which a Person purports to assign its Partnership Interest or any portion thereof (including Units) to another Person, and includes a sale, assignment, exchange, gift, pledge, mortgage or other disposition, by law or otherwise.

            "Unit" means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder, and is further defined in Section
3.6 hereof.

      ARTICLE 2. Formation and Business of the Partnership; Filings

            2.1 Formation. LTC Subsidiary and the Original Limited Partners hereby agree to continue the Partnership as a limited partnership pursuant to the provisions of the Act and on the terms and subject to the conditions set forth herein.

            2.2 Name. The name of the Partnership shall be LTC Partners V, L.P., or such other name as the General Partner may from time to time determine.

            2.3 Business. The purpose and nature of the business of the Partnership is to acquire, own, finance, develop and re-develop, construct, improve, maintain, operate, lease, manage, sell, exchange, convey, mortgage and otherwise invest in, deal with or dispose of the Acquired Assets, any and all properties, businesses and activities related to the Acquired Assets and all direct and indirect interests therein, and to conduct such other activities as in the determination of the General Partner may be necessary, desirable or incidental to or in connection with the foregoing. The Partnership may engage in any lawful act or activity for which a limited partnership may be organized under the Act (provided that such act or activity is in furtherance of the foregoing purposes), including, without limitation, the execution, delivery and performance of the Partnership's obligations under the Exchange Rights Agreement and the performance of the Partnership's obligations under the Contribution Agreement and each other contract provided for or contemplated by the Contribution Agreement.

            2.4   REIT Requirements. Notwithstanding the provisions of Section
2.3 hereof or any other provision of this Agreement, the Partnership shall not engage in any act or activity that the General Partner determines (i) could adversely affect the ability of LTC to continue to qualify as a REIT, (ii) could subject LTC to any additional tax under Section 857 or Section 4981 of the Code or other potentially adverse consequence under the Code, (iii) could otherwise violate the REIT Requirements, or (iv) could violate any law or regulation of any governmental body or agency having jurisdiction over LTC or its securities, unless such act or activity shall have been specifically consented to by the General Partner in writing. Nothing in this Section 2.4 shall, however, waive or in any way limit the Partnership's obligation pursuant to subsection 5.1 (a) hereof to distribute to the Limited Partners with respect to each Distribution Period cash in an aggregate amount equal to the Preferred Return for that Distribution Period.

            2.5 Principal Place of Business. The principal place of business of the Partnership shall be located at 300 Esplanade Drive, Suite 1860, Oxnard, CA 93030, or such other place as may be selected from time to time by the General Partner; provided, however, that the General Partner shall notify the Limited Partners of any change in the location of the principal place of business of the Partnership within 30 days thereafter.

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            2.6   Registered Agent and Registered Office. The registered agent for service of process on the Partnership shall be The Corporation Trust Company, and the registered office of the Partnership in the State of Delaware shall be at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801; provided, however, that the General Partner may change the registered agent and/or the registered office of the Partnership from time to time to such other Person and/or such other location as the General Partner shall determine. The General Partner shall notify the Limited Partners of any change in the registered agent or the registered office of the Partnership within 30 days thereafter.

            2.7 Term. The Partnership's term shall continue through the close of business on the Termination Date, unless the Partnership is sooner dissolved, or the term of the Partnership is extended, pursuant to Article 9 hereof.

            2.8 Filings. The General Partner shall execute, acknowledge, record and file, at the expense of the Partnership, any and all such amendments to the Certificate as the General Partner deems necessary or appropriate and all such requisite fictitious name statements and notices in all such jurisdictions as the General Partner determines may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each jurisdiction in which the Partnership conducts business. The Partners, acting directly or through an attorney-in-fact, shall execute and deliver all such other certificates, instruments and other documents, make all such other filings and do all such other acts as in each case shall, in the judgment of the General Partner, be required by applicable law or otherwise necessary or appropriate for the formation and operation of the Partnership and the qualification of the Partnership to do business in any and all jurisdictions in which the Partnership conducts business.

            2.9 Power of Attorney. Each Limited Partner hereby constitutes and appoints the General Partner and its authorized officers and attorneys-in-fact of each of them, and each of said Persons acting singly, in each case with full power of substitution, as such Limited Partner's true and lawful agent and attorney-in-fact, with full power and authority in such Limited Partner's name, place and stead, to make, execute, swear to, acknowledge, deliver and to the extent appropriate to publish, file and record in the appropriate public offices:

                  (a) any and all certificates, agreements, instruments and other documents that the General Partner deems necessary or appropriate
      (i) to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership conducts business (including, without limitation, the Certificate and all amendments or restatements thereof); (ii) to reflect any amendment or other modification or restatement of this Agreement adopted in accordance herewith or to correct any mistake, omission or inconsistency or cure any ambiguity herein; (iii) to effect or reflect the admission, withdrawal or substitution of any Partner pursuant to the provisions of this Agreement or the making or return of any Capital Contribution; and/or (iv) to effect or reflect the dissolution and termination of the Partnership and the liquidation of the Partnership's assets pursuant to the terms of this Agreement (including, without limitation, a certificate of cancellation); and

                  (b) any and all consents, approvals, waivers, certificates, agreements, instruments and other documents that the General Partner deems necessary or appropriate to evidence or confirm any vote, consent, approval, agreement or other action that is made, given or taken by the Partners or any of them in accordance with the terms of this Agreement.

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            The power of attorney granted pursuant to this Section 2.9 is irrevocable and is a special power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by the General Partner on behalf of the Partnership, and to the maximum extent permitted by applicable law, said power of attorney shall survive the death, incompetency, incapacity, disability, dissolution, termination or Bankruptcy of a Limited Partner and the assignment or other Transfer of all or any portion of such Limited Partner's Partnership Interest, and shall extend to and be binding upon such Limited Partner's heirs, successors, assigns and personal representatives.

      ARTICLE 3. Partners and Partnership Interests; Capital Contributions

            3.1 Partners. As of the execution and delivery hereof, the General Partner of the Partnership is LTC Subsidiary and the Limited Partners of the Partnership are the Original Limited Partners, each of whom is hereby admitted to the Partnership.

            3.2 Initial Capital Contributions. As of the execution and delivery hereof, LTC Subsidiary is contributing to the Partnership, in readily available funds, such amount as is required by the Partnership to complete the purchase of a 100% undivided interest in the Acquired Assets pursuant to the Contribution Agreement, to pay all costs incidental to such purchase and to provide such initial working capital for the Partnership as the General Partner determined to be necessary for the conduct of the Partnership's business. The cash contributed to the Partnership by LTC Subsidiary pursuant to this Section
3.2 is set forth on Schedule B hereto.

            As of the execution and delivery hereof, Seller is conveying to the Partnership, pursuant to the Contribution Agreement and on behalf of the Original Limited Partners, an aggregate undivided ownership interest in the Acquired Assets of 100%, subject to the indebtedness encumbering such assets.

            3.3 Additional Capital Contributions. No Partner shall have any obligation to make any Capital Contribution to the Partnership after the date hereof, even if the failure to do so could result in the Bankruptcy of, or any other adverse consequence to, the Partnership. Any such additional Capital Contribution that the General Partner may desire to make to the Partnership shall be made only with the consent of a Majority-in-Interest of the Limited Partners. Except for the aforesaid Capital Contributions, any and all sums advanced to the Partnership by the General Partner or any of its Affiliates (other than loans made pursuant to Section 5.2 hereof, which loans shall be governed by the provisions of that Section) shall be deemed loans to the Partnership. Each such loan at the General Partner's election shall be evidenced by a promissory note in form and substance satisfactory to the General Partner. The principal amount of each such loan (i) shall bear interest at an annual rate equal to the Prime Rate (as published in the Western Edition of the Wall Street Journal) as from time to time in effect plus one percentage point, with interest payable monthly in arrears, and (ii) shall be due and payable in full on demand of the Person making such loan; provided, however, that if demand is made prior to the first anniversary of the making of the loan and prior to the dissolution of the Partnership, but only from and to the extent of Partnership cash available for distribution to the Partners in excess of the cash required to pay the Preferred Return for the Distribution Period immediately preceding the Distribution Period in which the demand is made.

            3.4 Capital Accounts. A separate book account shall be established and maintained with respect to each Partner's interest in the Partnership's capital in accordance with the following provisions:

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                  (a)   To each Partner's Capital Account there shall be
      credited such Partner's Capital Contributions, such Partner's distributive share of Profits and all other items, if any, of Partnership income or gain allocated to such Partner, the amount of all Partnership liabilities, if any, that are assumed by such Partner or that are secured by any property distributed to such Partner, and all other items, if any, in the nature of income or gain that are allocated to such Partner pursuant to Sections 4.1, 4.2 or 4.3 hereof; and

                  (b)   To each Partner's Capital Account there shall be debited
      (i) the amount of cash distributed to such Partner, (ii) such Partner's distributive share of Losses, the Gross Asset Value of any Partnership asset distributed by the Partnership to such Partner pursuant to any provision of this Agreement (net of the aggregate amount of Partnership liabilities, if any, that are assumed by such Partner in respect of, or that are secured by, such distributed property), (iii) to the extent not otherwise included in calculating a Partner's Capital Contribution, the amount of all liabilities, if any, of such Partner that are assumed by the Partnership, and (v) all other items, if any, in the nature of expenses or losses that are allocated to such Partner pursuant to Sections 4.1, 4.2 or
      4.3 hereof.

            The Capital Account balances of the Partners as of the date hereof are set forth on Schedule B hereto.

            In the event that all or any part of a Partnership Interest or any one or more Units are "transferred" within the meaning of Section 1.704-1
(b)(2)(iv)(f) of the Regulations, the transferee shall succeed to the Capital Account of the transferor to the extent that such Capital Account relates to the Partnership Interest (or portion thereof) so transferred.

            The foregoing provisions of this Section 3.5 and other provisions of this Agreement relating to the maintenance of the Capital Accounts are intended to comply with the maintenance of capital account provisions of Section 1.704-1
(b) of the Regulations and shall be interpreted and applied in a manner consistent therewith. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any one or more debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Partnership or any Partner), are computed in order to comply with such Regulations, the General Partner may make such modification, provided that the General Partner has provided that such modification is not likely to have a material economic effect on any Partner. The General Partner also shall (i) make all adjustments, if any, that are necessary or, in the judgment of the General Partner, appropriate to maintain the proper proportions of the Capital Accounts and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make all modifications, if any, that the General Partner deems appropriate in the event there occur one or more unanticipated events that might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

            3.5 No Interest on or Return of Capital Contribution. No Partner shall be entitled to interest on such Partner's Capital Contribution or the balance in such Partner's Capital Account. Except as specifically provided herein or as required by applicable law, no Partner shall have any right to demand, withdraw or receive such Partner's Capital Contribution or any Capital Account balance.

            3.6 Units. In consideration of the Capital Contributions being made concurrently herewith on behalf of the Limited Partners and the other transactions being consummated concurrently herewith, LTC Subsidiary and each Original Limited Partner is being

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issued the number of Units set forth adjacent to such Partner's name on Schedule
B hereto. At such time as any one or more Units are Transferred (including, but not limited to, pursuant to the Exchange Rights Agreements), there shall be transferred to the Transferee a Partnership Interest and an amount of the transferor's Capital Account equal to the Capital Account balance of the transferor immediately prior to the Transfer multiplied by a fraction, the numerator of which is the number of Units so Transferred and the denominator of which is the total number of Units held by the transferor immediately prior to the Transfer.

            In addition to setting forth the Capital Account balances of the Partners as of the date hereof, Schedule B hereto shall set forth the number of Units held by the Limited Partners from time to time, and upon the issuance of new Units or the Transfer or cancellation of issued and outstanding Units, the General Partner shall cause Schedule B to be amended or restated as necessary to reflect the then current ownership of Units.

      ARTICLE 4. Allocations of Partnership Items

            The Profits, Losses and other Partnership items of income, gain, loss and deduction shall be allocated to the Partners pursuant to the provisions of this Article 4.

            4.1   Allocation of Profits and Losses.

                  (a) Except as otherwise provided in this Article 4, Profits for each Fiscal Year shall be allocated to the Partners as follows:

                        (i) First, 100% to the Limited Partners in proportion to their respective Capital Account balances until the Limited Partners have been allocated pursuant to this paragraph 4.1(a)(i) Profits in an aggregate amount equal to the amount of the excess, if any, of all distributions made pursuant to subsection 5.1(a) hereof over all prior allocations of Profits to the Limited Partners pursuant to this paragraph 4.1(a)(i);

                        (ii) Second, 100% to the Limited Partners in proportion to their respective Capital Account balances until the Limited Partners have been allocated pursuant to this paragraph 4.1(a)(ii) Profits in an aggregate amount equal to the amount of the excess, if any, of all distributions made pursuant to subsection 5.1(b) hereof over all prior allocations of Profits to the Limited Partners pursuant to this paragraph 4.1(a)(ii);

                        (iii) Third, 100% to the Limited Partners in proportion
            to their respective Capital Account balances until the Limited Partners have been allocated pursuant to this paragraph 4.1(a)(iii) Profits in an aggregate amount equal to the amount of the excess, if any, of all distributions made pursuant to subsection 5.1(c) hereof over all prior allocations of Profits to the Limited Partners pursuant to this paragraph 4.1(a)(iii);

                        (iv) Fourth, 100% to the Limited Partners in proportion to their respective Capital Account balances until the Limited Partners have been allocated pursuant to this paragraph 4.1(a)(iv) Profits in an aggregate amount equal to the amount of the excess, if any, of all distributions made pursuant to subsection 5.1(d) hereof over all prior allocations of Profits to the Limited Partners pursuant to this paragraph 4.1(a)(iv); and

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                        (v)   Thereafter, 100% to the General Partner.

                  (b) Losses for each Fiscal Year shall be allocated 100% to the General Partner.

            4.2   Special Allocations. Notwithstanding any provision of Section
4.1 hereof to the contrary, the following special allocations shall be made in the following order:

                  (a) Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article 4, if there is a net decrease in Partnership Minimum Gain for any Fiscal Year (except as a result of conversion or refinancing of Partnership indebtedness, certain capital contributions or revaluation of the Partnership property as further outlined in Section 1.704-2(f) of the Regulations), each Partner shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to that Partner's share of the net decrease in Partnership Minimum Gain as determined under Section 1.704-2(g) of the Regulations. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations, and the allocations to be so made shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. This subsection 4.2(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

                  (b) Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article 4 other than subsection 4.2(a), if there is a net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any Fiscal Year (other than due to the conversion, refinancing or other change in the debt instrument causing such debt to become partially or wholly nonrecourse, certain capital contributions, or certain revaluations of Partnership property (as further outlined in Section 1.704-2(i)(4) of the Regulations), each Partner shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner's share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt, as determined under Section 1.704-2(g) of the Regulations. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This subsection 4.2(b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

                  (c) In the event any Partner unexpectedly receives in respect of any Fiscal Year any adjustment, allocation or distribution described in Section 1.704- l(b)(2)(ii)(d)(4), (5) or (6) of the Regulations and such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible; provided, however, that an allocation pursuant to this subsection 4.2(c) shall be made only if and to the extent that such Partner would have Adjusted Capital Account Deficit after all other allocations provided for in this Article 4 have been tentatively made as if this subsection 4.2(c) was not in this Agreement. This subsection 4.2(c) is intended to constitute a "qualified income offset" under Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

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                  (d)   In the event any Partner has a deficit Capital Account
      at the end of any Fiscal Year that is in excess of the sum of (i) the amount such Partner is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, such Partner shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this subsection 4.2(d) shall be made only if and to the extent that such Partner would have a Capital Account deficit in excess of such sum after all other allocations provided for in this Article 4 have been made as if subsection 4.2(c) hereof and this subsection 4.2(d) were not in this Agreement.

                  (e) Nonrecourse Deductions for any Fiscal Year shall be specially allocated to Partners as determined by the General Partner in accordance with the Regulations. A Partner's share of nonrecourse liabilities shall be determined in accordance with Section 1.752 of the Regulations. The Partners hereby agree that: (i) in accordance with
      Section 1.752-3(a)(2) of the Regulations, the Limited Partners shall be allocated a portion of the nonrecourse liabilities of the Partnership equal to the amount of taxable gain that would be allocated to them under
      Section 704(c) of the Code if the Partnership disposed of (in a taxable transaction) any property contributed by them or on their behalf to the Partnership (including under the Contribution Agreement), subject to the nonrecourse liabilities encumbering such property in full satisfaction of such liabilities and for no other consideration; and (ii) any excess nonrecourse liabilities of the Partnership described in Section 1.752-3(a)(3) of the Regulations shall be allocated among the Partners using any reasonable method selected by the General Partner that is permitted under Section 1.752-3(a)(3) of the Regulations.

                  (f) Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Partner that bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable (as determined under Sections 1.704-2(b)(4) and 1.704.2(i)(1) of the Regulations).

                  (g) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or Section 743(b) of the Code is required, pursuant to Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4) of the Regulations, to be taken into account in determining the Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to Partner in accordance with their respective Capital Account balances in a manner consistent with the manner in which the Capital Accounts are required to be adjusted pursuant to such sections of the Regulations.

                  (h) Notwithstanding anything to the contrary contained herein, the General Partner (or if there is more than one General Partner, all of the General Partners as a group) shall be allocated not less than 1% of each material item of Partnership income, gain, loss, deduction and credit at all times during the existence of the Partnership; provided, however, that temporary nonconformance with the provisions of this Section 4.2(h) shall be permitted to the extent permitted by Revenue Procedure 89-12 or any successor provision.

            4.3 Curative Allocations. The allocations set forth in Section 4.2 (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations.

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The Partners intend that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of partnership income, gain, loss or deduction pursuant to this Section 4.3. Therefore, notwithstanding any other provision of this Article 4 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner the General Partner determines appropriate so that, to the extent possible, after such offsetting allocations are made, each Partner's Capital Account balance is equal to the Capital Account balance that Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to Section 4.1 hereof. In exercising its discretion under this Section 4.3, the General Partner shall take into account future Regulatory Allocations under subsections 4.2(a) and (b) hereof that, although not yet made, are likely to offset other Regulatory Allocations previously made under subsections 4.2(e) and (f) hereof.

            4.4   Tax Allocations.

                  (a) Subject to subsections 4.4(b),(c) and (d) hereof, items of income, gain, loss and deduction and tax credits to be allocated for federal income tax purposes (collectively, "Tax Items") shall be allocated among the Partners as nearly as possible to the manner in which such items are allocated for purposes of determining the Capital Account balances pursuant to Section 4.1 hereof.

                  (b) If any portion of gain from a Sale or other sale of Partnership property is treated as gain that is ordinary income by virtue of the application of Sections 1245 or 1250 of the Code ("Affected Gain"), then (i) such Affected Gain shall be allocated among the Partners in the same proportion as the depreciation and amortization deductions giving rise to the Affected Gain were allocated, and (ii) other Tax Items of gain of the same character that would have been recognized but for the application of Sections 1245 and/or 1250 of the Code shall be allocated away from those Partners who are allocated Affected Gain pursuant to clause (i) immediately above so that, to the extent possible, the other Partners are allocated the same amount and type of capital gain as would have been allocated to those Partners had Sections 1245 and/or 1250 of the Code not applied. For purposes of this subsection 4.4(b), in order to determine the proportionate allocations of depreciation and amortization deductions for each Fiscal Year, such deductions shall be deemed allocated on the same basis as Profits or Losses for such Fiscal Year.

                  (c) In accordance with Section 704(c) of the Code and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of a variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value. In the event the Gross Asset Value of any Partnership asset is adjusted, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under section 704(c) of the Code and the Regulations thereunder. Any and all elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this subsection 4.4(c) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other similar items or distributions pursuant to any provision of this Agreement. In addition, the General Partner may make curative allocations for the

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      purpose of offsetting the effect of the "ceiling rule" in any manner permitted by the Regulations, including, but not limited to, in the manner permitted by Regulations Section 1.704-3(c) and Section 1.704-3T.

                  (d) Partnership tax credits and other similar items shall be allocated to Partners in accordance with their respective Capital Account balances to the extent permitted under Section 1.704-1(b)(4)(ii) of the Regulations (or other applicable provisions of the Code and Regulations) and otherwise in accordance with such provisions.

            4.5 Varying Interests. In the event the number of Units outstanding during a Fiscal Year changes, allocations pursuant to this Article 4 shall be made by the General Partner so as to take such varying interests into account in any reasonable manner permitted under the Code and the Regulations.

            4.6 Allocations Between Transferor and Transferee. If a Partner Transfers any part or all of such Partner's Partnership Interest during a Fiscal Year and the transferee is admitted as a substitute Partner as provided herein, the distributive shares of the various items of Profits, Losses and all other items of Partnership income, gain, loss or deduction allocable among the Partners with respect to such Fiscal Year shall be allocated between the transferor Partner and the substitute Partner at the discretion of the General Partner either (i) as if the applicable Fiscal Year had ended on the date of the Transfer, or (ii) based on the number of days of such Fiscal Year that each was a Partner without regard to the results of Partnership activities in the respective portions of such Fiscal Year in which the transferor and the transferee were Partners.

      ARTICLE 5. Distributions

            5.1 Distributions. The General Partner shall cause the Partnership to distribute with respect to each Distribution Period, to the Partners who are Partners on the Partnership Record Date with respect to such distribution and no later than 30 days after the end of such Distribution Period, Partnership cash as follows:

                  (a) First, 100% to the Limited Partners, in proportion to their respective Capital Account balances on such Partnership Record Date, until the Limited Partners have been distributed pursuant to this subsection 5.1 (a) an amount equal to the accrued and unpaid Preferred Return for such Distribution Period and all prior Distribution Periods;

                  (b) Second, 100% to the Limited Partners, in proportion to their respective Capital Account balances on such Partnership Record Date, until the Limited Partners have been distributed pursuant to this subsection 5.1 (b) an amount equal to 10% of Cash Flow from Operations for such Distribution Period;

                  (c) Third, if during such Distribution Period any Facility was sold and the entire purchase price was paid to the Partnership at closing either entirely in cash or through a combination of cash and assumption of debt, 100% to the Limited Partners, in proportion to their respective Capital Account balances on such Partnership Record Date, until the Limited Partners have been distributed pursuant to this subsection 5.1(c) an amount equal to 10% of the Gain on Sale resulting from the Sale, if any;

                  (d) Fourth, if during such Distribution Period any Sale Proceeds were received in respect of a Sale in which the entire purchase price was not paid to the

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      Partnership at closing either entirely in cash or through a combination of cash and assumption of debt and the Sale Proceeds so received, together with all Sale Proceeds received by the Partnership with respect to such Sale in any prior Distribution Period, exceed the applicable Sales Price, 100% to the Limited Partners, in proportion to their respective Capital Account balances on such Partnership Record Date, until the Limited Partners have been distributed pursuant to this subsection an amount that, together with all prior distributions made pursuant to this subsection 5.1(d) with respect to prior Distribution Periods, equals 10% of the Gain on Sale, if any, resulting from such Sale; and

                  (e)   Thereafter, 100% to the General Partner.

            5.2 Certain Loans and Offset. If and to the extent that the Partnership would not otherwise have available with respect to any Distribution Period sufficient cash to distribute to the Limited Partners cash in an amount equal to the Preferred Return for that period, the Partnership shall borrow the deficit amount from LTC. Each such loan shall be evidenced by a promissory note in form and substance satisfactory to LTC and the General Partner, shall be non-interest bearing and unsecured, and shall be due and payable to LTC on demand but only from and to the extent of Partnership cash available for distribution to the Partners in excess of the cash required to pay the Preferred Return for the Distribution Period immediately preceding the Distribution Period in which the demand is made.

            Notwithstanding the provisions of this Section 5.2, the Partnership shall have the right, at the election of the General Partner, to offset and credit against amounts that would otherwise be required to be distributed to the Limited Partners pursuant to subsection 5.1 (a) hereof, on a dollar-for-dollar basis, accrued and unpaid interest on loans then outstanding pursuant to the Loan Agreement.

            5.3 REIT Distribution Requirements. Unless the General Partner determines that such a distribution would not be in the best interests of the Partnership, it is the intent, but not the obligation, of the Partnership that a cash distribution shall be made for each Fiscal Year of the Partnership to enable the General Partner to pay a dividend to LTC in an amount sufficient (together with all other funds available to LTC for such purpose) to allow LTC
(i) to meet LTC's distribution requirement for qualification as a REIT as set forth in Section 857(a)(1) of the Code, and (ii) to avoid the excise tax imposed by Section 4981 of the Code.

            5.4 Limitations on Distributions. Notwithstanding any other provision of this Agreement:

                  (a) In no event may a Partner receive a distribution of cash with respect to a Unit if such Partner is entitled to receive a dividend out of the General Partner's share of such cash (as distributed to LTC) with respect to a REIT Share for which all or a part of such Unit has been exchanged pursuant to the Exchange Rights Agreements.

                  (b) Other than in connection with distributions made pursuant to Section 5.5 hereof, no Partner shall be entitled to demand property other than cash in connection with any distribution by the Partnership.

                  (c) No distribution shall be made that includes a return of all or part of a Partner's Capital Contribution unless after giving effect to the return of a Capital Contribution, all Partnership liabilities, other than the liabilities to a Partner for the return of that Partner's Capital Contribution, do not exceed the fair market value of the Partnership's assets.

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            5.5   Distributions Upon Liquidation.

            (a) Upon dissolution of the Partnership, concurrently with the payment of the Partnership's debts, obligations and liabilities owing to creditors and the expenses of dissolution and liquidation of the Partnership's assets, the General Partner shall set up such reserves as the General Partner deems necessary for the discharge of any and all liabilities or obligations of the Partnership. Said reserves may be paid over by the General Partner to a bank, to be held in escrow for the purpose of paying any such liabilities or obligations, and at the expiration of such period as the General Partner may deem advisable, such reserves shall be distributed to the Partners or their assigns in the manner set forth below.

            After payment of, or adequate provision for, debts, obligations and liabilities of the Partnership (including all contingent liabilities and obligations and all loans made by Partners, if any), all remaining assets of the Partnership, or the proceeds therefrom, if any, shall be distributed to the Partners in accordance with the positive balances in their respective Capital Accounts. For purposes of this subsection 5.5(a), the Capital Account balances shall be determined after all allocations, distributions and adjustments made in accordance with Article 4 and Section 5.1 resulting from Partnership operations and from all Sales and all other dispositions, if any, of all or any part of the Partnership's assets.

            (b) If upon the liquidation of the Partnership's assets and distribution of the proceeds thereof as described above, the General Partner's Capital Account has a deficit balance (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1 (b)(2)(ii)(b)(3), and such cash shall be distributed by the Partnership in accordance with subsection 5.5(a) hereof.

            (c) Notwithstanding anything contained in this Article 5 to the contrary, to the extent that Partnership assets to be distributed to the Partners upon liquidation consist of assets of a type or form other than cash, the types and forms of such assets distributed shall be allocated in an equitable manner among the Partners entitled thereto, in the proportions and amounts provided for herein, such that each Partner shall, except for immaterial variances, receive the same type or form of assets upon liquidation. At such time as the distributions provided for in this Article 5 have been completed, all then outstanding Units, if any shall be cancelled.

      ARTICLE 6. Management of the Partnership

            6.1   Rights. Powers and Duties of General Partner.

                  (a) The General Partner shall be responsible for the management of the Partnership's assets, business and affairs. Except as otherwise herein expressly provided, the General Partner shall have, and is hereby granted, full and complete power and authority, and exclusive discretion, to manage and control the business and affairs of the Partnership and take any and all such actions for and on behalf of the Partnership and in the Partnership's name as the General Partner shall deem necessary or appropriate to conduct the Partnership's business and to carry out the purposes for which the Partnership was organized. Without limiting the generality of the foregoing, except as otherwise expressly provided herein, the General Partner shall, on behalf of and at the expense of the Partnership, have the right, power and authority:

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                        (i)   to manage, control, invest, reinvest, acquire by
            purchase, lease or otherwise, sell, contract to purchase or sell, grant, obtain or exercise options to purchase, options to sell or conversion rights, assign, transfer, convey, deliver, endorse, exchange, pledge, mortgage, abandon, improve, repair, maintain, insure, lease for any term and otherwise deal with any and all property of whatsoever kind and nature, and wheresoever situated, in furtherance of the business or purposes of the Partnership;

                        (ii) to acquire, directly or indirectly, interests in real estate of any kind and of any type, and any and all kinds of interests therein (including, without limitation, entities investing therein), and to determine the manner in which title thereto is to be held; to manage (directly or through property managers), insure against loss, protect and subdivide any of the real estate, interests therein or parts thereof; to improve, develop or redevelop any such real estate; to participate in the ownership and development of any property; to dedicate for public use, to vacate any subdivision or part thereof, to re-subdivide, to contract to sell, to grant options to purchase or lease, to sell on any terms; to convey, mortgage, pledge or otherwise encumber said property, or any part thereof; to lease said property or any part thereof from time to time, upon any terms and for any period of time, and to renew or extend leases, to amend, change or modify the terms and provisions of leases and to grant options to lease and options to renew leases and options to purchase; to partition or to exchange said real property or any part thereof, for other real or personal property; to grant easements or charges of any kind; to release, convey or assign any right, title or interest in or about or easement appurtenant to said property or any part thereof; to construct and reconstruct, remodel, alter, repair, add to or take from buildings on any property in which the Partnership owns an interest; to insure any Person having an interest in or responsibility for the care, management or repair of such property; to direct the trustee of any land trust to mortgage, lease, convey or contract to convey the real estate held in such land trust or to execute and deliver deeds, mortgages, notes and any and all documents pertaining to the property subject to such land trust or in any matter regarding such trust; and to execute assignments of all or any part of the beneficial interest in such land trust;

                        (iii) to employ, engage, indemnify or contract with or
            dismiss from employment or engagement Persons to the extent deemed necessary or appropriate by the General Partner for the operation and management of the Partnership's business, including but not limited to contractors, subcontractors, engineers, architects, surveyors, mechanics, consultants, accountants, attorneys, insurance brokers, real estate brokers and others;

                        (iv) to enter into contracts on behalf of the Partnership, and to cause all administrative and operating costs and expenses of the Partnership to be paid;

                        (v) to borrow or loan money, obtain or make loans and advances from and to any Person for Partnership purposes and to apply for and secure from or accept and grant to any Person credit or accommodations; to contract liabilities and obligations (including, without limitation, interest rate swaps, caps and hedges) of every kind and nature with or without security; and to repay, collect, discharge, settle, adjust, compromise or liquidate any such loan, advance, obligation or liability;

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                        (vi)  to grant security interests, mortgage, assign,
            deposit, deliver, enter into sale and leaseback arrangements or otherwise give as security or as additional or substitute security or for sale or other disposition any and all Partnership property, tangible or intangible, including, but not limited to, personal property and real estate and interests in land trusts, and to make substitutions thereof, and to receive any proceeds thereof upon the release or surrender thereof; to sign, execute and deliver any and all assignments, deeds, bills of sale and contracts and instruments in writing; to authorize, give, make, procure, accept and receive moneys, payments, property notices, demands, protests and authorize and execute waivers of every kind and nature; to enter into, make, execute, deliver and receive agreements, undertakings and instruments of every kind and nature; and generally to do any and all other acts and things incidental to any of the foregoing or with reference to any dealings or transactions that the General Partner may deem necessary, proper or advisable to effect or accomplish any of the foregoing or to carry out the business and purposes of the Partnership;

                        (vii) to acquire and enter into any contract of
            insurance (including, without limitation, general partner liability and partnership reimbursement insurance policies) that the General Partner may deem necessary or appropriate;

                        (viii) to conduct any and all banking transactions on
            behalf of the Partnership; to adjust and settle checking, savings and other accounts with such institutions as the General Partner shall deem appropriate; to draw, sign, execute, accept, endorse, guarantee, deliver, receive and pay any checks, drafts, bills of exchange, acceptances, notes, obligations, undertakings and other instruments for or relating to the payment of money in, into or from any account in the Partnership's name; to make deposits into and withdrawals from the Partnership's bank accounts and to negotiate or discount commercial paper, acceptances, negotiable instruments, bills of exchange and dollar drafts;

                        (ix) to demand, sue for, receive and otherwise take steps to collect or recover all debts, rents, proceeds, interests, dividends, goods, chattels, income from property, damages and all other property, to which the Partnership may be entitled or which are or may become due the Partnership from any Person; to commence, prosecute or enforce, or to defend, answer or oppose, contest and abandon all legal proceedings in which the Partnership is or may hereafter be interested; and to settle, compromise or submit to arbitration any accounts, debts, claims, disputes and matters that may arise between the Partnership and any other Person and to grant an extension of time for the payment or satisfaction thereof on any terms, with or without security;

                        (x) to acquire interests in and contribute money or property to any limited or general partnerships, joint ventures, subsidiaries or other entities as the General Partner deems desirable;

                        (xi) to maintain or cause to be maintained the Partnership's books and records;

                        (xii) to prepare and deliver, or cause to be prepared
            and delivered, all financial and other reports with respect to the operations of the Partnership, and preparation and filing of all tax returns and reports;

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                        (xiii) to do all things that are in the determination of
            the General Partner necessary or advisable for the protection and preservation of the Partnership's business and assets, and to execute and deliver such further instruments and undertake such further acts as may be, in the judgement of the General Partner, necessary or desirable to carry out the intent and purposes of this Agreement and as are not inconsistent with the terms hereof; and

                        (xiv) in general, to exercise all of the general rights,
            privileges and powers permitted to be had and exercised by a general partner under the Act.

Without limiting the rights, powers and authority granted to the General Partner pursuant to this subsection 6.1(a), the General Partner shall give the Limited Partners not less than 20 calendar days notice in writing prior to any Sale other than pursuant to Section 5.5 hereof.

            (b) Notwithstanding any other provision of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of LTC to continue to qualify as a REIT or (ii) to prevent LTC from incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners; provided, however, that nothing in this subsection 6.1(b) is intended or shall be construed to authorize the General Partner to cause the Partnership to omit to distribute cash in the amount of the Preferred Return as required by Section 5.1 hereof.

            6.2 Delegation of Authority. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform such one or more acts or services for the Partnership as the General Partner may approve.

            6.3 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to lease, encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any and all contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every contract, certificate, instrument or other document executed on behalf of the Partnership by the General Partner shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such writing, this Agreement was in hall force and effect, (ii) the Person executing and delivering such writing had the power and was duly authorized to do so for and on behalf of the Partnership, and (iii) such writing was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

            6.4   Limitation on Authority of the General Partner.
Notwithstanding anything contained herein to the contrary, without the consent of a Majority-in-Interest of the Limited Partners, the General Partner shall not have the authority to:

                  (a) do any act in contravention of this Agreement or the Certificate;

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                  (b)   possess any Partnership property for other than a
      partnership purpose;

                  (c) knowingly perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction; or

                  (d) dissolve the Partnership, or do any other act that would make it impossible to cany on the business of the Partnership.

In addition, the General Partner shall not, without the consent of a Majority-in-Interest of the Limited Partners, take any action that would reduce, or would be deemed for federal income tax purposes to have the effect of reducing, the principal amount of "qualified debt" (as hereinafter defined) that is allocable to the Limited Partners under Section 752 of the Code at any given time (other than as a result of regularly scheduled amortization payments), including, without limitation, by guaranteeing, acquiring or otherwise causing the Partnership or an Affiliate of the Partnership to bear the economic risk of loss (within the meaning of Section 752 of the Code and the regulations thereunder) for qualified debt or prepaying or refinancing principal of qualified debt other than with other qualified debt For purposes of this Agreement, the term "qualified debt" means any debt of the Partnership secured by a Facility and held by a party that is not an Affiliate of the Partnership that constitutes a nonrecourse liability of the Partnership under Code Section 752 and the regulations thereunder.

            6.5 Payment of Partnership Expenses; Reimbursement of General Partner. The Partnership shall pay directly all costs and expenses incurred or payable by or on behalf of the Partnership in connection with the Partnership's business. The Partnership also shall pay directly, or reimburse the General Partner for, all expenses incurred by the General Partner in connection with the performance of the General Partner's duties as General Partner or as Tax Matters Partner (including, without limitation, salaries and other remuneration paid to directors, officers and employees of the General Partner, the General Partner's accounting and legal expenses, such portion of the general and administrative costs and expenses of LTC as may be allocated to the General Partner in accordance with GAAP and expenses incurred by the General Partner relating to the issuance of additional Partnership Interests after the date hereof), in each case on a monthly basis or such other basis as the General Partner may determine. The rights of the General Partner to reimbursement pursuant to this
Section 6.5 shall be in addition to, and not in limitation of, any rights to payment or reimbursement the General Partner (or any Affiliate thereof) may be entitled to receive under any agreement between the Partnership and the General Partner or such Affiliate.

            6.6 Compensation of the General Partner. Unless otherwise consented to by a Majority-in-Interest of the Limited Partners, except as expressly provided in Articles 4 and 5 hereof regarding distributions and allocations to which the General Partner may be entitled, the General Partner shall not receive any compensation for its services as general partner of the Partnership.

            6.7 Loans by Partners or Affiliates to the Partnership. In the event the Partnership's funds are insufficient to meet the Partnership's costs, expenses, obligations or liabilities, or to make any expenditure authorized by this Agreement, the Partnership is hereby authorized to borrow such funds from a Partner or an Affiliate of a Partner. The terms of each such loan, including the interest rate, shall be fair and reasonable to the Partnership. Nothing contained in this Section 6.7 shall be deemed to obligate any Partner, or any Affiliate of a Partner, to make any such loan to the Partnership.

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            6.8   Title to Partnership Assets. Title to Partnership assets,
whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby acknowledges and confirms that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner or such nominee or Affiliate for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

            6.9   Liability of the General Partner.

            (a) Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary or other damages to the Partnership, any of the Partners, or any assignee of any interest of any Partner, for losses or damages sustained or liabilities incurred as a result of any error or errors in judgment or of any act or omission if the General Partner acted or failed to act without fraud, gross negligence or willful misconduct Except for any action or for failure to act, in either case in bad faith, or for gross negligence or willful misconduct or for any action out of their scope of authority or otherwise in violation of this Agreement, the Partnership hereby agrees to indemnify and hold each of the General Partner and the Tax Matters Partner, and each officer, director, employee, stockholder and agent of the General Partner, the Tax Matters Partner or the Partnership (each of the foregoing Persons an "Indemnitee"), harmless from and against any claim, loss, damage, liability, expense, suit, action or proceeding {including, without limitation, reasonable attorney's fees and other costs of defending any of the foregoing) from such Indemnitee's action or failure to act under this Agreement or on behalf of the Partnership or solely by reason of such Indemnitee's being a Partner. The Partnership shall pay expenses as and when incurred by an Indemnitee hereunder in defending any such claim, suit, proceeding or action in advance of the final disposition thereof, upon receipt of a written undertaking by such Indemnitee to repay such payment if there shall be an adjudication that indemnification should not be provided hereunder.

            (b) Any modification or repeal of this Section 6.9 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 6.9 as in effect immediately prior to such modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such modification or repeal, regardless of when any such claim may be asserted.

            6.10  Other Matters Concerning the General Partner.

            (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, or other document reasonably believed by the General Partner to be genuine and to have been signed or presented by the proper party or parties.

            (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers

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selected by the General Partner, and any act taken or omitted to be taken in reliance upon the advice or opinion of any such Person as to matters that the General Partner reasonably believes to be within such Person's professional or expert competence and in accordance with such advice or opinion shall be prima facie evidence that such actions have been done or omitted in good faith.

            (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and any attorney or attorneys-in-fact duly appointed by the General Partner. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the General Partner hereunder.

            (d) The General Partner may exercise any of the powers granted to the General Partner under this Agreement and perform any of the duties imposed upon the General Partner hereunder either directly or by or through the General Partner's agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

            (e) Except as may be expressly provided to the contrary herein, all determinations, judgments, consents, approvals and other decisions to be made by the General Partner hereunder or otherwise in its capacity as General Partner shall be made by the General Partner in its sole and absolute discretion.

            6.11 Outside Activities. The General Partner and each officer, director, employee, agent, Affiliate and shareholder of the General Partner shall be entitled to, may have and in the case of LTC will have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar to or otherwise competitive with those of the Partnership, and the General Partner and the other Persons described above shall have no obligation pursuant to this Agreement to offer any interest in any such business interest or activity to the Partnership or any Limited Partner, even if such opportunity is of a character that, if presented to the Partnership or any Limited Partner, could be taken by such Person. Neither the Partnership nor any Limited Partner shall have any right by virtue of this Agreement or the partnership relationship established hereby in any business interest or activity of the General Partner, LTC or any other Person.

            6.12  Limited Partners.

            (a) No Limited Partner shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership; provided, however, that nothing contained herein is intended to limit the ability of any Limited Partner who is employed by the Partnership to discharge the express duties and responsibilities of such employment.

            (b) No Limited Partner shall be personally liable for any debt, liability or obligation of the Partnership, whether to the Partnership, to the General Partner, or to creditors of the Partnership, beyond the amount, if any, contributed by such Limited Partner to the capital of the Partnership, such Limited Partner's share of the accumulated but undistributed Profits of the Partnership, or the amount of any distribution (including return of any Capital Contribution) made to such Limited Partner that must be returned to the Partnership pursuant to applicable law.

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            (c)   The Bankruptcy of any Limited Partner shall not cause a
dissolution of the Partnership, but the rights of such Limited Partner to share in the Profits or Losses of the Partnership and to receive distributions of Partnership funds shall, on the happening of such event, devolve on its successors or assigns, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. In no event, however, shall such assignee(s) become a substituted Limited Partner except in accordance with Article 8 hereof.

            (d) No Limited Partner shall at any time, either directly or indirectly, own any stock or other interest in the General Partner, LTC or any other Affiliate of the General Partner if such ownership, by itself or in conjunction with other stock or other interests owned by other Limited Partners, would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this subsection 6.12(d).

      ARTICLE 7. Books and Records; Tax Matters

            7.1 Books and Records. The General Partner shall cause the Partnership to maintain complete and correct books of account and other records showing the assets, liabilities, costs, expenditures, receipts, Profits and Losses of the Partnership and such other matters as the Partners and the Accountant from time to time shall deem necessary or appropriate. Such books of account and records shall be the property of the Partnership, and shall be available for inspection and copying at all reasonable times by the Partners or their duly authorized representatives for any purpose permitted under the Act.

            7.2 Reports. The General Partner shall cause to be sent to each Limited Partner (i) in no event later than 105 days after the dose of each Fiscal Year, a copy of the Partnership's financial statements (a balance sheet, a statement of income, a statement of partners' equity and a statement of cash flows) for that Fiscal Year, prepared in accordance with GAAP, and (ii) as promptly as practicable, a copy of the Partnership's tax return for each Fiscal Year. The Partnership shall also cause to be prepared such reports and/or information as are necessary for LTC to determine its qualification as a REIT and its compliance with the REIT Requirements.

            7.3 Code Elections and Tax Audits. The General Partner shall be the Tax Matters Partner of the Partnership. The Tax Matters Partner may, in its sole and absolute discretion, make or revoke all elections permitted or required under the Code or Regulations or any successor thereto. Without limiting the generality of the foregoing, the Tax Matters Partner in particular may, in its sole and absolute discretion, make or revoke the election referred to in Section 754 of the Code, or any similar provision enacted in lieu thereof, and the transferee of any Partnership Interest or portion thereof Transferred while such an election is in effect shall bear all expenses arising as a result of such election as it relates to the Partnership Interest so Transferred. Each Partner will, upon request, supply the information necessary to give proper effect to such election. The Tax Matters Partner shall have the right:

                  (a) to extend the statute of limitations for assessment of tax deficiencies against the Partnership with respect to adjustments to the Partnership's federal, state or local tax returns;

                  (b) to the extent provided in Sections 6221 through 6231 of the Code, to represent the Partnership and the Partners before taxing authorities or courts of competent jurisdiction in tax matters affecting the Partnership and the Partners; and

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                  (c)   to file any and all tax returns and execute any all
      agreements or other documents relating to or affecting such tax matters, including, but not limited to, agreements or other documents that bind the Partners with respect to such tax matters or otherwise affect the rights of the Partnership and the Partners.

All tax returns and other agreements or documents, if any, filed by any Limited Partner that relate to or otherwise affect Partnership tax matters or the rights and obligations of the Partners with respect thereto shall be filed by such Limited Partner in a manner consistent with the tax returns, agreements and documents filed by the General Partner.

            The General Partner shall provide to each Limited Partner a draft of the Partnership's tax return for each Fiscal Year prior to filing such tax return with the Internal Revenue Service. Each Limited Partner shall, within 10 business days after such Limited Partner receives the draft return, notify the General Partner of any questions or comments such Limited Partner may have with respect to such draft return.

      ARTICLE 8. Transfers of Partnership Interests; Admission of Substitute or
                 Additional Limited Partners

            No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 8. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 8 shall be null and void.

            8.1 General Partner. The General Partner shall not withdraw from the Partnership and shall not Transfer all or any portion of the General Partner's Partnership Interest or Units without the prior written consent of a Majority-in-Interest of the Limited Partners. Upon any assignment of the General Partner's Partnership Interest in accordance with the provisions of this Section
8.1 to another General Partner, the transferee General Partner shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, at such time as such transferee has executed such instrument or instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by ail the terms and provisions of this Agreement with respect to the Partnership Interest so acquired. In connection with any such permitted Transfer, the successor General Partner shall be deemed admitted as such immediately prior to the effective time of the Transfer from the transferor General Partner and shall continue the business of the Partnership without dissolution.

            8.2 Purchase for Investment. Each of the Original Limited Partners hereby acknowledges and represents and warrants to the Partnership and the General Partner that:

                  (a) Such Limited Partner has a current net worth (individually or jointly with his spouse) in excess of $1,000,000; and

                  (b) Such Limited Partner is acquiring his Partnership Interest as a principal for his own account, for investment purposes only and not with a view to of for sale in connection with any distribution of such Partnership Interest.

            Each Limited Partner expressly agrees that such Limited Partner will not sell, assign or otherwise Transfer his Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make to the Partnership and the General Partnership, concurrently with such Transfer, the representations

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and warranties contained in paragraph (c) above and/or who does not similarly agree not to Transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

            8.3   Restrictions on Transfer of Limited Partnership Interests.

            (a) Other than Transfers to LTC made pursuant to the Exchange Rights Agreement, to which Transfers the General Partner hereby consents, no Limited Partner shall have the right, directly or indirectly, to Transfer all or any part of such Limited Partner's Partnership Interest or Units to any Person without the prior written consent of the General Partner.

            Notwithstanding the immediately preceding sentence, if and to the extent that any such Transfer otherwise complies with all of the remaining provisions of this Section 8.3 (including, without limitation, obtaining all additional consents required hereunder, if any), any of the Original Limited Partners may Transfer all or any part of such Original Limited Partner's Partnership Interest or Units: (i) as a gift into joint tenancy with his wife (or as a reconveyance of such Units to such Original Limited Partner, as the case may be, as a result of the termination of joint tenancy), or (ii) into a revocable trust established by such Original Limited Partner and the beneficiary or beneficiaries of which are such Original Limited Partner and/or his wife, children or other Immediate Family members, provided that such Original Limited Partner is the sole trustee of, and has the sole power to revoke, such trust, or the reconveyance from such a trust to the Transferring Original Limited Partner, or (iii) to a corporation all of the issued and outstanding capital stock of which is owned beneficially and of record by such Original Limited Partner or any trust described in clause (ii) above; in addition, each Original Limited Partner may Transfer his Partnership Interest (or stock of a corporation described in (iii) above), subject to this Section 8.3, (x) in the event of his death, to the personal representative of his estate or his heir or heirs or (y) in the event of his legal incompetency, to his guardian. Notwithstanding the foregoing, no Transfer permitted hereunder shall affect the Partnership's rights hereunder and any such transferee must, as a condition to such Transfer, agree to comply with all provisions of this Agreement and the Exchange Rights Agreement applicable to the Transferred Partnership Interest or Units, including, without limitation, the provisions of this Article 8.

            (b) Unless and until an assignee of a Limited Partner's Partnership Interest is admitted to the Partnership as a substitute Limited Partner, such assignee shall not be entitled to exercise any of the rights provided to a Limited Partner under the laws of the State of Delaware or any other jurisdiction purporting by statute to grant express rights to a limited partner of a limited partnership, except that such assignee shall be entitled to allocations under Article 4 hereof attributable to any Limited Partnership Interest acquired by reason of an assignment in accordance with this Section 8.3, and all distributions, if any, made with respect thereto under Article 5 hereof arising after the effective date of the assignment. An assignee shall have the right to be admitted to the Partnership as a substitute Limited Partner only upon the satisfaction of the following conditions:

                  (i) Each of the conditions set forth in Section 8.2 hereof has been satisfied;

                  (ii) The General Partner has consented in writing to such substitution (which consent shall not be withheld as to any Transfer described in the first sentence of the second paragraph of subsection 8.3(a) hereof if the condition set forth in the last sentence of such second paragraph and each of the other conditions set forth in this subsection 8.3(b) have been satisfied as to such Transfer);

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                  (iii) If deemed necessary by the General Partner, an amended
      Certificate has been duly executed and filed in the appropriate public office(s); and

                  (iv) The assignor and assignee have executed and acknowledged such other instruments, each in form and substance satisfactory to the General Partner, as the General Partner may deem necessary or desirable to effect such substitution.

            (c) By executing this Agreement, each Limited Partner shall be deemed to have consented to any Transfer consented to by the General Partner and to the admission of an assignee as a substitute Limited Partner permitted by the General Partner (including, without limitation, the Transfer of Partnership Interests and Units to LTC pursuant to the Exchange Rights Agreement and the admission of LTC as a Limited Partner). The General Partner is hereby authorized on behalf of each of the Partners to amend this Agreement (including the Schedules hereto) to reflect the admission of any transferee of a Partnership Interest as a substituted Limited Partner in accordance with the provisions of this Article 8. Upon request of the General Partner, each Limited Partner shall execute and deliver such certificates or other documents and perform such acts as the General Partner deems appropriate to preserve the status of the Partnership as a limited partnership after the completion of any assignment of a Limited Partnership Interest pursuant to the terms of this Agreement under the laws of the jurisdiction in which the Partnership is doing business.

            (d) No Limited Partner may withdraw from the Partnership without the prior written consent of the General Partner.

            8.4 Certain Restrictions on Transfer. In addition to any other restrictions on Transfer herein contained, in no event may any Transfer of a Partnership Interest or Units by any Person be made (i) to any person or entity that lacks the legal right, power or capacity to own a Partnership Interest or Units; (ii) in the event such Transfer would cause LTC to cease to comply with the REIT Requirements; (iii) if such Transfer would cause a termination of the Partnership for federal income tax purposes; (iv) if such Transfer would, in the opinion of counsel to the Partnership, cause the Partnership to cease to be classified as a Partnership for federal income tax purposes; (v) if such Transfer would result in the Partnership being treated as a "publicly traded partnership" or is effectuated through an established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of
Section 7704 of the Code; (vi) in violation of the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (vii) if the General Partner reasonably believes that such Transfer may (A) cause any portion or all of the assets of the Partnership to be deemed pursuant to United States Department of Labor Regulation Section 2510.3-101 or otherwise pursuant to ERISA or the Code to be for any purpose of ERISA or Section 4975 of the Code assets of any Restricted Entity, or (B) cause a "prohibited transaction" (as defined in Section 4975(c) of the Code or within the meaning of Section 406 of ERISA) to occur, or (C) cause the Partnership to become with respect to any Restricted Entity a "party in interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(e) of the Code) or (D) cause the Partnership to be jointly and severally liable for any obligation arising under ERISA or the Code with respect to any "employee benefit plan" as defined in and subject to ERISA or any "plan" as defined in Section 4975 of the Code; or (viii) if the intended transferee is a Restricted Entity. Any purported Transfer described in this Section 8.4 shall be void ab initio.

            8.5   Effective Dates of Transfers.

            (a) Transfers pursuant to this Article 8 may be made on any day, but for purposes of this Agreement, the effective date of any such Transfer shall be (i) the first day of the

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month in which such Transfer occurred if such Transfer occurred on or prior to the fifteenth calendar day of a month, or (ii) the first day of the month immediately following the month in which such Transfer occurred, if such Transfer occurred after the fifteenth calendar day of a month, or such other date determined by the General Partner pursuant to such convention as may be administratively feasible and consistent with applicable law.

            (b) If any Partnership Interest is Transferred in compliance with the provisions of this Article 8 on any day other than the first day of a calendar year, then Profits and Losses, each item thereof and all other items attributable to such Partnership Interest for such year shall be allocated between the transferor and (in the case of a Transfer other than a redemption) the transferee by taking into account their varying interests during such year in accordance with Section 706(d) of the Code, using any method permitted thereunder. All distributions pursuant to Article 5 hereof attributable to such Transferred Partnership Interest (A) with respect to which the Partnership Record Date is before the effective date of such Transfer (other than a pledge, mortgage or other encumbrance) shall be made to the transferor, (B) with respect to the first Partnership Record Date after the effective date of such Transfer (other than a pledge, mortgage or other encumbrance) shall be paid to the transferor and to the transferee, ratably in accordance with their respective periods of ownership of the Partnership Interest transferred during the period with respect to which such distribution is made, and (C) all distributions after those described in clauses (i) and (ii) immediately above shall be made to the transferee.

      ARTICLE 9. Dissolution, Liquidation and Winding-Up

            9.1   Events of Dissolution; Winding Up.

                  (a) Unless the term of the Partnership is extended as provided in subsection 9.1(b) hereof, the Partnership shall be dissolved upon the first to occur of the following events:

                        (i) The dissolution, death, withdrawal or Bankruptcy of the General Partner, or the happening of any other event that results in the General Partner ceasing to be the General Partner, unless the business of the Partnership is continued as hereinafter provided;

                        (ii) the unanimous vote or written consent of the Partners to dissolve the Partnership, or the exchange of all of the Partnership Interests of the Original Limited Partners pursuant to the Exchange Rights Agreement;

                        (iii) the sale or other disposition of all or
            substantially all of the assets of the Partnership unless the General Partner elects to continue the Partnership business for the purpose of receiving and collecting indebtedness or the collection of any other consideration to be received in exchange for the assets of the Partnership (which activities shall be deemed to be part of the winding up of the affairs of the Partnership);

                        (iv) the entry of a decree of judicial dissolution of the Partnership pursuant to Section 1532 of the Act, which decree is final and not subject to appeal; or

                        (v) in any event, at the close of business on the Termination Date.

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            (b)   Notwithstanding the provisions of paragraph 9.1(a)(v) hereof, the Termination Date may be extended by the General Partner for an additional one-year period, upon prompt notice delivered by the General Partner to the Partners, for the sole purpose of winding up the business of the Partnership and liquidating the assets of the Partnership.

            (c) Dissolution of the Partnership shall be effective on the day on which the event giving rise to the dissolution occurs, but the assets of the Partnership and the affairs of the Partners, as such, shall continue to be governed by this Agreement. Upon dissolution, the General Partner shall liquidate the assets of the Partnership and apply and distribute the proceeds thereof as contemplated by this Agreement or, in the event such assets cannot be sold, shall distribute the assets of the Partnership in kind as contemplated by this Agreement.

            9.2 Cancellation of Certificate of Limited Partnership. Upon completion of the distributions provided for in Section 5.5 hereof, the General Partner (i) shall cancel or cause to be cancelled the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware, and (ii) shall take such other actions as in the determination of the General Partner (or its trustee, receiver, successor or legal representative) may be necessary to terminate the Partnership.

            9.3 Return of Capital. Except as otherwise provided in subsection 5.5(b) hereof, the General Partner shall not be personally liable for the return of all or any part of any Capital Contribution or the Capital Account balance of any Limited Partner, it being expressly agreed that any such return shall be made solely from Partnership assets.

      ARTICLE 10. Miscellaneous

            10.1 Notices. All notices hereunder shall be in writing and shall be given as follows:

                  (a)  If to the Partnership, to:

                       LTC GP II, Inc.
                       c/o LTC Properties, Inc.
                       300 Esplanade Drive, Suite 1860
                       Oxnard, CA 93030
                       Attention: Mr. Jim Pieczynski
                       Facsimile: 805-981-8663

      with a copy to the General Partner at the address provided in this Section
      10.1 unless the General Partner is otherwise receiving a copy of such notice in the General Partner's own name in the manner specified in this
      Section 10.1.

            (b) If to a Limited Partner, to the address set forth beneath such Limited Partner's name on the signature page hereto.

Each party may change the address to which notices are to be given to that party hereunder by a notice to that effect delivered to the other parties hereto.

            Any notice shall be deemed to have been given if personally delivered or if sent by facsimile, by Federal Express or other courier service or by postage paid, United States certified, registered or express mail, return receipt requested, and will be deemed received when actually received.

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            10.2  Successors and Assigns. Subject to the restrictions on
Transfer set forth herein, this Agreement and each and every provision hereof, shall be binding upon and shall inure to the benefit of the Partners, their respective heirs, executors, administrators, legal representatives, successors, successors-in-title and assigns, and each and every such successor-in- interest to any Partner, whether such successor acquires such interest by way of gift, bequest, inheritance, purchase, foreclosure, or by any other method, shall hold such interest subject to all of the terms and provisions of this Agreement.

            10.3 Amendments. In addition to any and all amendments otherwise authorized herein, amendments may be made to this Agreement from time to time only by means of a written instrument duly authorized, executed and delivered by the General Partner and a Majority-in-Interest of the Limited Partners.

            10.4 Waiver of Partition. No Partner or any successor-in-interest to any Partner shall have the right, while this Agreement remains in effect, (i) to have the property of the Partnership, or any portion thereof, partitioned, or
(ii) to file a complaint or institute any proceeding at law or in equity to have any such property partitioned, and each Partner, for itself, its successors, representatives, heirs and assigns, hereby waives any such right to the fullest extent permitted by applicable law. The Partners intend that during the term of this Agreement, the rights of the Partners and their successors-in-interest, as among themselves, shall be governed by the terms of this Agreement, and that the right of any Partner or any successor-in-interest to such Partner to transfer such Partner's interest in any such property shall be subject to the limitations and restrictions of this Agreement.

            10.5 Waivers. The failure of any Partner to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Partner's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

            10.6 Entire Agreement. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

            10.7 Interpretation. Titles or captions of Articles and Sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms. No provision hereof is to be interpreted for or against any party because that party or that party's legal representative or counsel drafted such provision.

            10.8 Counterparts. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the Partners notwithstanding that all Partners have not signed the same counterpart.

            10.9 Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws.

LTC5\Amended and Restated Partnership Agreement                   Execution Copy

            10.10 Partial Invalidity. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which such provision is held invalid, shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

            10.11 No Third Party Rights. The provisions of this Agreement are for the exclusive benefit of the parties hereto, and no other Person, including without limitation, creditors of any Partner or of the Partnership, shall have any right or claim against the Partnership or any Partner by reason of those provisions against the Partnership or any Partner.

            10.12 Compliance with Laws. The Partners shall from time to time to execute such certificates and documentation as may be required by applicable law or reasonably requested by any Partner to enable such Partner to comply with the requirements of any applicable law or the regulations promulgated under any such law from time to time, including, without limitation, the Code or ERISA.

            10.13 Confidentiality.

            (a) Except as otherwise approved by the General Partner, each Limited Partner shall keep confidential all agreements, evaluations and other materials, writings and information relating to the business and affairs of the Partnership (collectively, "Confidential Information"). The Limited Partners expressly agree that Confidential Information will be used by them solely for purposes relating to and in furtherance of the business and affairs of the Partnership; provided, however, that each Limited Partner shall have the right to disclose information relating to the Partnership to such Limited Partner's accountants, attorneys and other professional advisors to the extent required in connection with such Limited Partner's tax reporting, tax planning and other tax obligations or such Limited Partner's legal affairs.

            (b) As used in this Agreement, the term "Confidential Information" does not include information that (i) becomes generally available to the public other than as a result of a disclosure by a Limited Partner or any of its representatives in violation of this Agreement, (ii) as of the date of this Agreement was, or after the date hereof becomes, available to a Limited Partner on a nonconfidential basis from a source other than the Partnership or another Partner or any of their respective representatives, and which source is not known by the disclosing Limited Partner or its representatives to be prohibited from disclosing or making available to the disclosing Limited Partner the information in question by a contractual, fiduciary or other legal obligation. In the event that a Limited Partner is requested or required (by oral questions, interrogatories, request for information or documents, subpoena, civil investigation, demand, or similar process) to disclose any Confidential information, such Limited Partner shall provide the Partnership and the General Partner with prompt notice of such request such that the Partnership and the General Partner may seek an appropriate order and/or waive compliance with the provisions of this Section 10.13. If in the absence of a protective order or the receipt of a waiver hereunder, a Limited Partner is nonetheless legally required (as confirmed by written opinion of counsel made available to the Partnership and the General Partner) to disclose such Confidential Information to any tribunal or else stand liable for contempt or suffer censure or penalty, such Limited Partner may disclose such Confidential Information to such tribunal without liability hereunder.

LTC5\Amended and Restated Partnership Agreement                   Execution Copy

                  10.14 Valid and Binding Agreement. The General Partner hereby represents and warrants to each Limited Partner that this Agreement has been duly executed and delivered by the General Partner and is a valid and binding obligation of the General Partner, enforceable against the General Partner in accordance with this Agreement's terms.

                  Each Limited Partner hereby represents and warrants to the General Partner that this Agreement has been duly executed and delivered by such Limited Partner and is a valid and binding obligation of such Limited Partner, enforceable against such Limited Partner in accordance with this Agreement's terms.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed on their behalf as of the date first above written.

                                GENERAL PARTNER:

                                LTC GP II, INC.,
                                a Delaware corporation

                                By: /s/ James J. Pieczynski
                                   -------------------------------
                                     James J. Pieczynski
                                     Senior Vice President

                                LIMITED PARTNERS:

/s/ Zev Karkomi                               /s/ Don A. Karchmer
-----------------------------                 --------------------------------
ZEV KARKOMI                                   DON A. KARCHMER
c/o Zevco Enterprises                         120 East Sheridan-Bricktown
Two N. LaSalle, Suite 1901                    Oklahoma City, OK 73101
Chicago, IL 60602

KAPRI ASSOCIATES                              SIDNEY LUCKMAN REVOCABLE TRUST

By:/s/ Don A. Karchmer                        By:/s/ Sidney Luckman
   --------------------------                    -----------------------------
   General Partner                                 Sidney Luckman, Trustee
   P. O. Box 436                                   c/o Sidney Luckman
   Okla. City, OK 73101                            Turnberry Tower
                                                   19500 Turnberry Way
                                                   Apartment 27D
/s/ Peter Kamberos                                 N. Miami Beach, FL 33180
-----------------------------
PETER KAMBEROS
Three First National Plaza
Suite 525
Chicago, IL 60602

LTC5\Amended and Restated Partnership Agreement                   Execution Copy

                                       ROBERT J. BLOCK REVOCABLE LIVING TRUST

LOUISE BUSSIAN BLOCK REVOCABLE         By: /s/ Robert J. Block
       LIVING TRUST                       ----------------------------------
                                            Robert J. Block, Trustee
                                            c/o Robert J. Block
                                            6518 North Lemai
 By: /s/ Louise B. Block                    Lincolnwood, IL 60646
    ---------------------------
      Louise B. Block, Trustee
      c/o Louise B. Block
      6518 North Lemai
      Lincolnwood, IL 60646            /s/ Maria Pappas
                                       ------------------------------
                                       MARIA PAPPAS
                                       Three First National Plaza
                                       Suite 525
                                       Chicago, IL 60602

                  Park Villa Corporation hereby withdraws from LTC Partners V, L.P., a Delaware limited Partnership (the "Partnership"), as the initial limited partner thereof, and acknowledges that Park Villa Corporation has no claim or further right whatsoever in respect of its interest in the Partnership as such limited partner.

                                PARK VILLA CORPORATION,
                                a Delaware corporation

                                By:   /s/ James J. Pieczynski
                                      --------------------------------

                                Title: SVP & CFO

                  LTC Properties, Inc. hereby agrees to make each of the loan(s) provided for in the first paragraph of Section 5.2 of the foregoing Amended and Restated Agreement of Limited Partnership.

                                LTC PROPERTIES, INC.,
                                a Maryland corporation

                                By:  /s/ James J. Pieczynski
                                     ---------------------------------

                                Its: SVP & CFO

LTC5\Amended and Restated Partnership Agreement                   Execution Copy

                                   SCHEDULE A

                          Allocation of Purchase Price

        Facility                    Allocated Purchase Price($)
-----------------------             ---------------------------
Golden Age Manor
     Real Property                            3,841,385
     Personal Property                          174,000

Windsor Place
     Real Property                            6,269,845
     Personal Property                          284,000

                                            -----------
                                            $10,562,230

LTC5\Amended and Restated Partnership Agreement                   Execution Copy

                  AMENDMENT NO. 1 TO EXCHANGE RIGHTS AGREEMENT

                  THIS AMENDMENT NO. 1 TO EXCHANGE RIGHTS AGREEMENT is made by and among the undersigned parties with respect to the following:

                  WHEREAS, the parties hereto entered into a certain Exchange Rights Agreement dated as of June 13, 1996; and

                  Such Exchange Rights Agreement dealt with certain rights of the partners of the Amended and Restated Limited Partnership Agreement of LTC Partners V, L.P.; and

                  The parties hereto desire to amend the Exchange Rights Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties hereto agree as follows:

                  1. Section 6.1 is hereby deleted in its entirety and replaced by the following Section 6.1 and there is hereby added to the Exchange Rights Agreement new Section 6.2 as follows:

                           6.1 Acquisition Transaction. Notwithstanding the foregoing provisions of this Agreement, no later than the 30th calendar day following the consummation of an Acquisition Transaction that consists of the purchase by a Private Acquiror of not less than a majority of the then outstanding shares of Common Stock (whether pursuant to a merger, consolidation, tender or exchange offer or otherwise) solely for cash, each Holder shall either (i) tender to such Private Acquiror all of such Holder's Units (including the related Partnership Interests) against payment to such Holder of cash in an amount per Unit equal to 110% of the cash amount paid for each share of Common Stock in the Acquisition Transaction, or
                           (ii) deliver to such Private Acquiror a valid, binding and enforceable waiver, duly executed by such Holder, of such Holder's Exchange Right with respect to any and all Units held by such Holder as of the date of such waiver.

                           6.2 Foreclosure. In the event a Holder's Partnership Interest in the Partnership is foreclosed pursuant to a grant of a security interest in the Holder's Partnership Interest and/or a Holder's Units, or a pledge or hypothecation thereof and the General Partner under the Partnership Agreement has given its consent to the granting of a security interest in such Holder's Partnership Interest and such Holder's Units, such event shall be a valid tender of the foreclosed Units under the terms of this Agreement. Such tender shall be deemed to have been made during the Exchange Notice Period next succeeding after the event of foreclosure. LTC shall have received notice of the foreclosure event upon:
                           (i) a determination by LTC that a foreclosure has occurred, or (ii) notice from the LTC Subsidiary to LTC that a foreclosure has occurred, or (iii) notice, accompanied by appropriate assurances, to LTC from the purchaser at the foreclosure sale that a foreclosure has occurred. LTC may require any purchaser at a foreclosure of Units to execute and deliver an Exchange Notice to LTC as a part of any exchange.

                  2. Except as otherwise provided herein to the contrary, the Exchange Rights Agreement shall remain in full force and effect.

                  The parties hereto have executed this First Amendment this 30th day of January, 1998.

                                       LTC PROPERTIES, INC., a Maryland
                                       corporation

                                       By: /s/ James J. Pieczynski
                                           -------------------------------------
                                                                       President

                                       LTC GP II, INC., a Delaware
                                       corporation

                                       BY /s/ Pamela J. Privett
                                          --------------------------------------
                                                           Senior Vice President

                                       LTC PARTNERS V, L.P., a Delaware
                                       limited partnership

                                       By LTC GP II, Inc., general
                                          partner

                                       By /s/ Pamela J. Privett
                                          --------------------------------------
                                                           Senior Vice President

                                       KAPRI ASSOCIATES, an Oklahoma
                                       general partnership

                                       By /s/ Don A. Karchmer
                                          --------------------------------------
                                                                 General Partner

                                       /s/ Don A. Karchmer
                                       -----------------------------------------
                                       DON A. KARCHMER

                                       /s/ Zev Karkomi
                                       -----------------------------------------
                                       ZEV KARKOMI

                                       SIDNEY LUCKMAN REVOCABLE TRUST

                                       By /s/ Sidney Luckman
                                          --------------------------------------
                                          Sidney Luckman, Trustee

                                       By /s/ Peter Kamberos
                                          --------------------------------------
                                          PETER KAMBEROS

                                       ROBERT J. BLOCK REVOCABLE LIVING
                                       TRUST

                                       By /s/ Robert J. Block, Trustee
                                          --------------------------------------
                                          Robert J. Block, Trustee

                                       LOUISE BUSSIAN BLOCK REVOCABLE
                                       LIVING TRUST

                                       By /s/ Louise B. Block
                                          --------------------------------------
                                          Louise B. Block, Trustee

                                       /s/ Maria Pappas
                                       -----------------------------------------
                                       MARIA PAPPAS

                            EXCHANGE RIGHTS AGREEMENT

                  THIS EXCHANGE RIGHTS AGREEMENT (as from time to time amended, this "Agreement") is made as of June 14, 1996, among LTC Properties, Inc., a Maryland corporation ("LTC"), LTC Partners V, L.P., a Delaware limited partnership (the "Partnership"), LTC GP II, Inc., a Delaware corporation ("LTC Subsidiary"), and the persons listed on the signature page hereof under the caption "Original Limited Partners" (the "Original Limited Partners").

                  WHEREAS, pursuant to that certain Amended and Restated Agreement of Limited Partnership dated as of June 14, 1996 (the "Partnership Agreement"), among LTC Subsidiary as General Partner and the Original Limited Partners as Limited Partners, LTC Subsidiary and Houston Nursing Home Associates Limited Partnership, a Texas limited partnership, are making capital contributions to the Partnership in return for the issuance by the Partnership to LTC Subsidiary and the Original Limited Partners of Units (as defined in the Partnership Agreement); and

                  WHEREAS, the parties hereto are entering into this Agreement to provide for the right of each of the Original Limited Partners to tender Units in exchange for REIT Shares (as defined herein) or cash, on the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties hereto agree as follows:

                  Article 1. Definitions. For purposes of this Agreement:

                  "Acquisition Transaction" means a transaction in which (i) LTC sells in one or a series of related transactions, or liquidates, all or substantially all of LTC's assets and distributes the proceeds of such sale or liquidation (or a portion of such proceeds) to the holders of the then outstanding shares of Common Stock, or (ii) not less than a majority of the then outstanding shares of Common Stock are changed into or sold or exchanged (whether pursuant to a recapitalization, reorganization, merger, consolidation, tender or exchange offer or otherwise) for a different kind of shares of common stock or other securities (of LTC or of another corporation or other entity) or for property, cash or any combination of securities, property or cash.

                  "Adjustment Event" means any of the following events:

                           (a) LTC (i) distributes to the holders of the then outstanding shares of Common Stock shares of LTC's capital stock or other debt or equity securities of LTC, (ii) subdivides the then outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combines the then outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issues to the holders of the then outstanding shares of Common Stock equity or debt securities of LTC in a reclassification of the Common Stock other than a reclassification in connection with an Acquisition Transaction; or

                           (b) LTC issues to all holders of the then outstanding shares of Common Stock options, warrants, convertible or exchangeable securities or other rights entitling the holders of such then outstanding shares of Common Stock to subscribe for or purchase shares of LTC's capital stock or other debt or equity securities of LTC.

                  "Capital Account" has the meaning ascribed to that term in the Partnership Agreement.

                  "Cash Amount" has the meaning set forth in Section 4.1 hereof.

                  "Code" has the meaning ascribed to that term in the Partnership Agreement.

                  "Common Stock" means the shares of Common Stock, par value $.01 per share, of LTC.

                  "Exchange Notice" has the meaning set forth in Section 3.1 hereof.

                  "Exchange Notice Period" means (i) commencing July 1, 1997, the following periods of each calendar year: January 1-15 and July 1-15; (ii) in the event that LTC determines to engage in a Sale (as defined in the Partnership Agreement), the period of 10 calendar days that begins on the date LTC notifies the Limited Partners of such decision, as provided in the Partnership Agreement; and (iii) in the event that LTC determines to sell all or substantially all of LTC's assets, LTC enters into an agreement providing for another Acquisition Transaction or an offer is made by a Person other than LTC or a subsidiary of LTC to purchase not less than a majority of the then outstanding shares of Common Stock (whether pursuant to a merger, consolidation, tender or exchange offer or otherwise), the period of 15 calendar days that begins on the date LTC publicly announces such determination or the date on which such offer is commenced, as applicable.

                  "Exchange Right" has the meaning set forth in Article 2 hereof.

                  "Exchange Shares" has the meaning set forth in Section 4.1 hereof.

                  "Exchanging Holder" has the meaning set forth in Article 2 hereof.

                  "General Partner" has the meaning ascribed to that term in the Partnership Agreement.

                  "Holder" means a Person that is both (i) a holder of record of any one or more Units, other than the General Partner, and (ii) either an Original Limited Partner or the executor, legal representative or heir of an Original Limited Partner, as the case may be, or the trustee or beneficiary of a trust created by an Original Limited Partner.

                  "Limited Partner" has the meaning ascribed to that term in the Partnership Agreement.

                  "Market Value" means, as to any asset:

                           (i) If the asset is a security that is then Publicly Traded, the dosing price of such security on such day on the principal national securities exchange on which such security is traded or on the NADSAQ-National Market System, as applicable; or

                           (ii) If the asset is a security that is not then Publicly Traded but is actively traded in the over-the-counter market, the closing bid or sales price (whichever is applicable) of the security; and

                           (iii) If the asset is a security for which there is then no active public market or if the asset is other than a security, the fair market value of such asset as determined by LTC acting in good faith on the basis of such quotations or valuations and other information as LTC considers appropriate.

                  For purposes of paragraph (ii) of this definition, a security shall be deemed to be "actively traded" if during the 90-day period preceding the date, the aggregate number of shares (or other units) traded equals or exceeds 1% of the then outstanding shares (or other units).

                  "Partnership Interest" and "Person" have the respective meanings ascribed to those terms in the Partnership Agreement.

                  "Private Acquirer" means an entity that as of the consummation of the transaction in question is not a subsidiary of LTC and whose shares of common stock (or equivalent equity security) are not, and the shares of common stock (or equivalent equity security) of whose parent entity are not, Publicly Traded.

                  "Public Acquirer" means an entity that as of the consummation of the transaction in question (i) is not a subsidiary of LTC and (ii) either has outstanding a class of equity security that is Publicly Traded or is a subsidiary of an entity that has outstanding a class of equity security that is Publicly Traded.

                  "Publicly Traded" means listed or admitted to trading on any national securities exchange or through the NASDAQ-National Market System.

                  "REIT Requirements" has the meaning ascribed to that term in the Partnership Agreement.

                  "REIT Share" means one share of Common Stock; provided, however, that:

                           (a) If an Adjustment Event or an Acquisition Transaction occurs, then except as otherwise provided in paragraph (b) immediately below, from and after the consummation of such Adjustment Event or Acquisition Transaction "REIT Share" shall mean the number and kind of shares of stock or other securities, property or cash (or any combination thereof) that the holder of a share of Common Stock was entitled to receive in respect of such share, or into which such share of Common Stock was changed or for which one share of Common Stock was sold or exchanged, as applicable, as a result of such Adjustment Event or Acquisition Transaction; and

                           (b)      Notwithstanding the provisions of paragraph
         (a) of this definition, if the Acquisition Transaction consists of the purchase by a Public Acquirer of not less than a majority of the then outstanding shares of Common Stock (whether pursuant to a merger, consolidation, tender or exchange offer or otherwise) for consideration consisting solely of cash, from and after the consummation of such Acquisition Transaction "REIT Share" shall mean that number of shares of common stock (or equivalent equity security) of the Public Acquirer (or if the common stock (or equivalent equity security) of the Public Acquirer is not then Publicly Traded, that number of shares of common stock (or equivalent equity security) of the Public Acquirer's parent entity) equal to a fraction, the numerator of which is the purchase price paid for one share of Common Stock in the Acquisition Transaction and the denominator of which is the Market Value of one share of common stack (or equivalent equity security) of the

         Public Acquirer or, if the common stock (or equivalent equity security) of the Public Acquirer is not then Publicly Traded, one share of common stock (or equivalent equity security) of the Public Acquirer's parent entity.

                  "Securities Act" means the Securities Act of 1933, as from time to time amended.

                  Article 2. Right to Exchange Units. On the terms and subject to the conditions of this Agreement, each Holder shall have the right (the "Exchange Right") to tender to LTC (or its successor or assignee, as provided in
Section 7.3 hereof) outstanding Units and to require LTC (or such successor or assignee) to purchase such Units by delivering to the Holder tendering such Unit(s) (the "Exchanging Holder") either REIT Shares or cash, as hereinafter provided.

                  Article 3. Exercise of Exchange Right.

                  3.1 Delivery of Exchange Notice. In order for the Exchange Right to be validly exercised, a Holder shall deliver to LTC, at the address and in the manner specified in Section 7.1 hereof and during an Exchange Notice Period, a duly completed and duly executed notice of exchange in the form attached hereto as Exhibit A (the "Exchange Notice"), and all documents, if any, required by the Exchange Notice. Any and all determinations as to whether any tender of Units complies with the terms and conditions of this Agreement shall be made by LTC, and upon rejection of any tender of Units LTC shall give the Exchanging Holder notice of such rejection, which notice shall include the reason(s) therefor.

                  3.2 Minimum Tender; Tender Irrevocable. A Holder may not exercise the Exchange Right for less than 1000 Units or, if such Holder then holds less than 1000 Units, all of the Units then held by such Holder. Unless otherwise determined by LTC, tenders of Units pursuant to this Agreement shall be irrevocable and shall not be subject to modification or withdrawal.

                  Article 4. Exchange Consideration.

                  4.1 Delivery of Exchange Shares; Payment of Cash Amount. If Units are duly tendered pursuant to this Agreement, then within 10 days after such tender LTC shall deliver or cause to be delivered to the Exchanging Holder, at LTC's election, either:

                           (a) REIT Shares in an amount (the "Exchange Shares") equal to the number of Units tendered; or

                           (b) Cash in an amount (the "Cash Amount") equal to
         (i) the number of REIT Shares that otherwise would be deliverable pursuant to subsection 4.1(a), multiplied by (ii) the sum of (x) the Market Value as of the date the Exchange Notice is received by LTC of one REIT Share plus (y) five cents ($.05).

                  Each tender of Units and delivery of Exchange Shares or payment of the Cash Amount as aforesaid shall be treated by each of the Exchanging Holder, the Partnership, the General Partner and LTC for federal and state income tax purposes as a sale of the Exchanging Holder's Units and related Partnership Interest to LTC, and for purposes of the Partnership Agreement LTC shall be deemed as a result of such transaction to have acquired from the Exchanging Holder the tendered Units and a limited Partner's Partnership Interest equal to (i) the number of Units so tendered, divided by the total number of Units held by such Exchanging

Holder immediately prior to the tender, multiplied by (ii) the Capital Account balance of such Exchanging Holder immediately prior to the tender.

                  4.2 No Fractional Shares; Transferability of Exchange Shares. No fractional REIT Share or script representing a fractional REIT Share shall be issued upon the exchange of Units pursuant to this Agreement In lieu of any fractional REIT Share that would otherwise be deliverable upon exchange of a Unit, the Exchanging Holder shall be entitled to receive cash in an amount equal to the same fraction of the Market Value of a REIT Share on the day on which the Exchange Notice is given.

                  Any and all Exchange Shares shall be delivered to the Exchanging Holder pursuant to a then effective registration statement under the Securities Act or in such other manner as to cause such shares not to be "restricted securities" as defined by Rule 144 (or equivalent rule or regulation) under the Securities Act. Notwithstanding the foregoing, if at any time after any Units are tendered by an Exchanging Holder pursuant hereto LTC is contemplating an underwritten public offering of LTC's securities and LTC determines that marketing factors require a limitation of the number of shares of Common Stock available for sale in the market, LTC shall so advise the Holders, and no Exchange Shares held by any Holder shall be sold in any public sale or other distribution, without the prior written consent of LTC, for such period of time before and after (not to exceed 30 days before and 60 days after) the effective date of the registration statement relating to such public offering as LTC may require.

                  4.3 Transfer Taxes. LTC shall pay all documentary, stamp or similar issuer transfer taxes, if any, due as a result of the delivery of Exchange Shares pursuant hereto. The Holder of the Units in respect of which such shares are delivered, however, (i) shall pay to LTC on demand the amount of all additional documentary, stamp or similar issuer transfer taxes, if any, due as a result of the certificate or certificates evidencing such Exchange Shares being issued in a name other than the name of the Exchanging Holder (or shall establish to the satisfaction of LTC that any and all such additional taxes have been paid), and (ii) shall be responsible for the payment of all income or other taxes payable by the Exchanging Holder (or by any other Person to whom Exchange Shares are delivered) as a result of such delivery of Exchange Shares or payment of the Cash Amount in lieu thereof.

                  4.4 Ownership of REIT Shares. Each Holder shall provide to LTC, within 10 days of any written request therefor, a statement describing the number of REIT Shares actually or constructively owned by such Holder and all direct and indirect owners of such Holder for purposes of the REIT Requirements as determined under Section 318(a) of the Code as modified by
Section 856(d)(5) of the Code, or Section 544 of the Code as modified by Section 856(h) of the Code.

                  4.5 Status of Exchanging Holder. Until the Holder of Units tendered for exchange pursuant to this Agreement becomes a holder of record of the Exchange Shares delivered in exchange therefor and/or has received in lieu thereof the Cash Amount, such Holder shall continue to hold and own such Units for all purposes of the Partnership Agreement. No Exchanging Holder shall have any rights as a shareholder in respect of the Exchange Shares to be delivered to such Holder unless and until such Holder becomes a holder of record of such shares.

                  Article 5. Reservation of Shares. LTC shall reserve and shall at all times have reserved under LTC's authorized but unissued REIT Shares, solely for the purpose of effecting the exchange of Units pursuant to this Agreement, sufficient REIT Shares to permit the exchange of all Units from time to time outstanding and held other than by the General Partner. All REIT Shares that may be issued as Exchange Shares shall be validly issued, fully paid and nonassessable.

                  Article 6. Mandatory Exchange of Units. Notwithstanding the foregoing provisions of this Agreement, no later than the 30th calendar day following the consummation of an Acquisition Transaction that consists of the purchase by a Private Acquirer of not less than a majority of the then outstanding shares of Common Stock (whether pursuant to a merger, consolidation, tender or exchange offer or otherwise) solely for cash, each Holder shall either
(i) tender to such Private Acquirer all of such Holder's Units (including the related Partnership Interests) against payment to such Holder of cash in an amount per Unit equal to 110% of the cash amount paid for each share of Common Stock in the Acquisition Transaction, or (ii) deliver to such Private Acquirer a valid, binding and enforceable waiver, duly executed by such Holder, of such Holder's Exchange Right with respect to any and all Units held by such Holder as of the date of such waiver.

                  Article 7. Miscellaneous

                           7.1      Notices. All notices, demands and other
communications hereunder ("notices") shall be in writing and shall be given as follows:

                           (a)      If to LTC, to:

                                    LTC Properties, Inc.
                                    300 Esplanade Drive, Suite 1860
                                    Oxnard, CA 93030
                                    Attention: Mr. Jim Pieczynski
                                    Facsimile: 805-981-8663

                           (b)      If to the Partnership, to:

                                    LTC Partners V, L.P.
                                    c/o LTC Properties, Inc.
                                    300 Esplanade Drive, Suite 1860
                                    Oxnard, CA 93030
                                    Attention: Mr. Jim Pieczynski
                                    Facsimile: 805-981-8663

                  with a copy to the General Partner at the address provided in this Section 7.1 unless the General Partner is otherwise receiving a copy of such notice in the General Partner's own name in the manner specified herein.

                           (c)      If to the General Partner, to:

                                    LTC GP II, Inc.
                                    c/o LTC Properties, Inc.
                                    300 Esplanade Drive, Suite 1860
                                    Oxnard, CA 93030
                                    Attention: Mr. Jim Pieczynski
                                    Facsimile: 805-981-8663

                  (d)      If to any Original Limited Partner:

                           To the address set forth beneath such Original Limited Partner's signature on the signature page hereof. A copy of any such notice sent to Zev Karkomi shall be sent to:

                           Wayne S. Gilmartin, Esq.
                           Goldberg, Kohn, Bell, Black, Rosenbloom
                           & Moritz, Ltd.
                           55 East Monroe Street, Suite 3700
                           Chicago, IL 60603
                           Facsimile: 312-332-2196

Each party may change the address to which notices are to be given to that party hereunder by a notice to that effect delivered to the other parties hereto.

                  Any notice given hereunder shall be deemed to have been given if personally delivered or if sent by facsimile, by Federal Express or other courier service or by postage paid, United States certified, registered or express mail, return receipt requested, and shall be deemed given when actually received at the above address, as evidenced by the applicable receipt.

                  7.2 Compliance with Laws. Each party shall from time to time execute and deliver such certificates and additional documents as may be required by applicable law or reasonably requested by any other party to enable such party to comply with the requirements of applicable law.

                  7.3 Successors and Assigns. No Original Limited Partner may assign or otherwise transfer any interest in this Agreement, or any right or remedy hereunder, to any Person other than to another party hereto or to a Person (i) to whom one or more Units held by such Original Limited Partner have been transferred in accordance with the provisions of the Partnership Agreement and (ii) that has become a Limited Partner in the Partnership. Subject to the immediately preceding sentence, this Agreement and each and every provision hereof shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns. In the event LTC determines to enter into an Acquisition Transaction with a Private Acquiror or a Public Acquiror, LTC shall take all such steps as may be required to cause the terms and provisions of this Agreement to be binding upon LTC's successors and assigns resulting from such Acquisition Transaction.

                  7.4 Attorneys' Fees. If any party brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action shall be entitled to recover from the losing party all costs and expenses, including but not limited to attorneys' fees and expenses, paid or incurred by the prevailing party in connection with such enforcement or declaration.

                  7.5 Amendments. This Agreement may be amended, supplemented or otherwise modified only by means of a written instrument duly authorized, executed and delivered by all of the parties hereto.

                  7.6 Waivers. The failure of any party to insist upon strict performance of a covenant or other obligation of that party hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party's right to demand strict compliance with such covenant or other obligation in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall be binding unless in writing and then shall not constitute a consent to or waiver of any other breach or default in the performance of the same or any other obligation hereunder.

                  7.7 Entire Agreement. This Agreement constitutes the full and complete agreement of the parties with respect to the subject matter hereof.

                  7.8 Interpretation. Titles or captions of Articles and Sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms. No provision hereof is to be interpreted for or against any party because that party or that party's legal representative or counsel drafted such provision.

                  7.9 Counterparts. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one agreement, binding on all the parties notwithstanding the fact that all parties have not signed the same counterpart.

                  7.10 Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of California without regard to that state's principles of conflicts of laws.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LTC PROPERTIES, INC.,                           LTC GP II, INC.,
a Maryland corporation                          a Delaware corporation

By: /s/ Andre C. Dimitriadis                    By: /s/ James J. Pieczynski
    -------------------------------------       --------------------------------
Its: Chairman and Chief Executive Officer          James J. Pieczynski
                                                   Senior Vice president

LTC PARTNERS V,L.P.
a Delaware limited partnership
         By: LTC GP II, INC.,
             General Partner

             BY /s/ James J. Pieczynski
                ------------------------
                  James J. Pieczynski
                  Senior Vice President

                           "Original Limited Partners"

/s/ Zev Karkomi                         /s/ Don A. Karchmer
---------------------------             ----------------------------------
ZEV KARKOMI                             DON A. KARCHMER
c/o Zevco Enterprises                   120 East Sheridan-Bricktown
Two N. LaSalle, Suite 1901              Oklahoma City, OK 73101
Chicago, IL 60602

KAPRI ASSOCIATES                        SIDNEY LUCKMAN REVOCABLE TRUST

By: /s/ Don A. Karchmer                 By: /s/ Sidney Luckman
    -----------------------                 -------------------------------
    General Partner                            Sidney Luckman, Trustee
    P. O. Box 436                              c/o Sidney Luckman
    Okla. City, OK 73101                       Turnberry Tower
                                               19500 Turnberry Way
/s/ Peter Kamberos                             Apartment 27D
---------------------------                    N. Miami Beach, FL 33180
PETER KAMBEROS
Three First Nationnal Plaza
Suite 525                               ROBERT J. BLOCK REVOCABLE LIVING TRUST
Chicago, IL 60602

LOUISE BUSSIAN BLOCK REVOCABLE          By: /s/ Robert J. Block
        LIVING TRUST                        --------------------------------
                                               Robert J. Block, Trustee
                                               c/o Robert J. Block
                                               6518 North Lemai
                                               Lincolnwood, IL 60646
By: /s/ Louise B. Block
    -----------------------------
        Louise B. Block, Trustee
        c/o Louise B. Block
        6518 North Lemai
        Lincolnwood, IL 60646           /s/ Maria Pappas
                                        ------------------------------------
                                        MARIA PAPPAS
                                        Three First National Plaza
                                        Suite 525
                                        Chicago, IL 60602

                                    EXHIBIT A

                      NOTICE OF EXERCISE OF EXCHANGE RIGHT

                  The undersigned hereby irrevocably (i) presents for exchange____ Units in LTC Partners V, L.P. (the "Partnership") in accordance with the terms of the Exchange Rights Agreement dated as of June 14, 1996, among LTC Properties, Inc., the Partnership, LTC GP II, Inc. and the persons listed on the signature page thereto under the caption "Original Limited Partners" and the Exchange Right referred to therein, (ii) surrenders such Units and all right, title and interest therein, and (iii) directs that the Cash Amount or Exchange Shares (as determined by LTC) deliverable upon exercise of the Exchange Right be delivered to the address specified below, and if Exchange Shares are to be delivered, such Exchange Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated:_________________________

Name of Exchanging Holder:___________________________

                                       _________________________________________
                                       (Signature of
                                            Exchanging Holder)

                                       _________________________________________
                                       (Street Address)

                                       _________________________________________
                                       (City)        (State)      (Zip Code)

If Exchange Shares are to be issued, issue to: ___________________
                                                            (Name)

Please insert social security or
identifying number of person named above:_________________________